UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

Equity Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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7701 East Kellogg Drive, Suite 300

Wichita, Kansas 67207

March 18, 2021

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Equity Bancshares, Inc.:

Notice is hereby given that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Equity Bancshares, Inc. (the “Company”) will be held on April 27, 2021 at 4:00 p.m., Central Time, at Wichita Country Club, 8501 E. 13th Street North, Wichita, Kansas 67206*. The Annual Meeting is being held for the following purposes:

1.

To elect four Class II members to the Company’s Board of Directors to serve until the Company’s 2024 Annual Meeting of Stockholders each until their successor is duly elected and qualified or until their earlier death, resignation or removal;

2.

To vote on a non-binding, advisory resolution to approve the compensation paid to our named executive officers for the fiscal year ended December 31, 2020, as described within this Proxy Statement (commonly referred to as a “say on pay” vote);

3.	To vote on a non-binding, advisory resolution to approve the frequency of future advisory votes on the compensation of our named executive officers;

4.	To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021; and

5.	To transact such other business as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

These proposals are described in the accompanying proxy statement. The Board of Directors has fixed the close of business on March 1, 2021, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the Company’s principal executive offices for ten days prior to the Annual Meeting.

You are cordially invited to attend the Annual Meeting; however, whether or not you expect to attend in person, you are urged to submit your proxy so that your shares of stock may be represented and voted in accordance with your preferences and in order to help establish the presence of a quorum at the Annual Meeting.

We have adopted rules promulgated by the Securities and Exchange Commission that allow companies to furnish proxy materials to their stockholders over the Internet. On or about March 18, 2021, we mailed a Notice of Internet Availability of Proxy Materials to all stockholders of record at the close of business on the Record Date, containing instructions on how to access our proxy materials and how to vote your shares, as well as instructions on how to request a paper copy of our proxy materials.

Important Notice Regarding the Availability of Proxy Materials for the 2021 Annual Meeting of Stockholders to be Held on April 27, 2021. Our proxy materials, including our proxy statement and Annual Report on Form 10-K for the year ended December 31, 2020, are available at investor.equitybank.com.

By Order of the Board of Directors,

Brad S. Elliott

Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, please read this proxy statement and the voting instructions in the Notice of Internet Availability of Proxy Materials. Then please vote over the Internet or, if you received or requested a paper proxy card in the mail, by completing, signing, dating and mailing the completed proxy card to us. The instructions in the Notice of Internet Availability of Proxy Materials or your proxy card describe how to use these convenient services. You may revoke your proxy in the manner described in this proxy statement at any time before it is voted at the Annual Meeting. See “About the Annual Meeting—May I change my vote after submission?” for more information on how to vote your shares or revoke your proxy.

* We are monitoring public health and travel safety concerns relating to COVID-19. If we determine that a change in the date, time or location of the annual meeting or a change to a virtual meeting format is advisable or required, we will announce such changes through a press release, additional proxy materials filed with the Securities and Exchange Commission, and on our investor relations website at investor.equitybank.com. Please check this website in advance of the meeting date if you are planning to attend in person.

7701 East Kellogg Drive, Suite 300

Wichita, Kansas 67207

PROXY STATEMENT

2021 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement (this “Proxy Statement”) is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Equity Bancshares, Inc. for use at the Equity Bancshares, Inc. 2021 Annual Meeting of Stockholders (the “Annual Meeting”). In this Proxy Statement, references to “Equity,” the “Company,” “we,” “us,” “our” and similar expressions refer to Equity Bancshares, Inc., unless the context or a particular reference provides otherwise. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our voting securities, which consist of our Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”).

The Board requests your proxy for the Annual Meeting that will be held on April 27, 2021, at 4:00 p.m., Central Time, at Wichita Country Club, 8501 E. 13th Street North, Wichita, Kansas 67206, for the purposes set forth in the accompanying notice (the “Notice”) and described in this Proxy Statement. By granting a proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

In order to enable us to comply with best safety practices and governmental restrictions relating to COVID-19, we kindly request that you confirm your attendance by checking the box on your proxy card indicating that you plan to attend the annual meeting.

While we intend to hold our annual meeting in person, we are monitoring public health and travel safety concerns relating to COVID-19. If we determine that a change in the date, time or location of the annual meeting or a change to a virtual meeting format is advisable or required, we will announce such changes through a press release, additional proxy materials filed with the Securities and Exchange Commission, and on our investor relations website at investor.equitybank.com. Please check this website in advance of the meeting date if you are planning to attend in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 2021

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2020, over the Internet. Accordingly, we are providing our stockholders with a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials and how to vote your shares, as well as instructions on how to request a paper or e-mail copy of our proxy materials. We believe this electronic distribution process expedites stockholders’ receipt of proxy materials and reduces the environmental impact and cost of printing and distributing our proxy materials. We mailed the Notice of Internet Availability of Proxy Materials on or about March 18, 2021, to all stockholders of record entitled to vote at the Annual Meeting at the close of business on the Record Date. You should read our entire proxy statement carefully before voting.

If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper proxy.

Brokers are not permitted to vote your shares for discretionary matters, which include Items 1, 2 and 3 without your instructions as to how to vote. Please return your proxy card or vote via the Internet so that your vote can be counted.

ABOUT THE ANNUAL MEETING

When and where will the meeting be held?

The Annual Meeting will be held on April 27, 2021 at 4:00 p.m., Central Time, at Wichita Country Club, 8501 E. 13th Street North, Wichita, Kansas 67206.

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written or electronic document, that document is also called a “proxy” or a “proxy card.”

What is a proxy statement?

A proxy statement is a document that describes the matters to be voted upon at the Annual Meeting and provides additional information about the Company. Pursuant to regulations of the SEC, we are required to provide you with a proxy statement containing certain information when we ask you to sign a proxy card to vote your stock at a meeting of the Company’s stockholders.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the Notice, including the following:

1.

To elect four Class II members to the Company’s Board of Directors to serve until the Company’s 2024 Annual Meeting of Stockholders each until their successor is duly elected and qualified or until their earlier death, resignation or removal;

2.

To vote on a non-binding, advisory resolution to approve the compensation paid to our named executive officers for the fiscal year ended December 31, 2020, as described within this Proxy Statement (commonly referred to as a “say on pay” vote);

3.	To vote on a non-binding, advisory resolution to approve the frequency of future advisory votes on the compensation of our named executive officers;

4.	To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021; and

5.	To transact such other business as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

What is a record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 1, 2021 (the “Record Date”). The Record Date was established by the Board as required by the Company’s Second Amended and Restated Articles of Incorporation (the “Articles”), Amended and Restated Bylaws (the “Bylaws”) and Kansas law. On the Record Date, 14,446,729 shares of Class A Common Stock were outstanding.

Why was I mailed a Notice of Internet Availability of Proxy Materials instead of a full set of printed proxy materials?

In accordance with rules promulgated by the SEC, instead of mailing a printed copy of our proxy materials to all of our stockholders, we have elected to provide access to such materials to our stockholders over the Internet. Accordingly, on or about March 18, 2021, we mailed a Notice of Internet Availability of Proxy Materials to all stockholders of record on the Record Date entitled to vote at the Annual Meeting. Stockholders will have the ability to access our proxy materials on the website referred to in the Notice. The Notice also contains instructions on how to vote your shares, as well as instructions on how to request a paper or e-mail copy of our proxy materials. We encourage you to take advantage of the availability of the proxy materials over the Internet to help reduce the environmental impact and cost of printing and distributing our proxy materials.

How can I access the proxy materials on the internet?

The Notice of Internet Availability of Proxy Materials provides you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting over the Internet;

•	vote your shares after you have viewed our proxy materials (including any control/identification numbers that you need to access your form of proxy);

•	obtain directions to attend the Annual Meeting and vote in person;

•	request a printed copy or e-mail copy with links to the proxy materials, including the date by which the request should be made to facilitate timely delivery; and

•	instruct us to send our future proxy materials to you by mail or electronically by e-mail.

Will I receive any other proxy materials by mail (besides the Notice of Internet Availability of Proxy Materials)?

If you request paper copies of our proxy materials by following the instructions in the Notice, we will send you our proxy materials, including a proxy card, in the mail.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of the Notice of Internet Availability of Proxy Materials, this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate Notice of Internet Availability of Proxy Materials, voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is entitled to vote at the annual meeting?

Holders of Class A Common Stock as of the close of business on the Record Date may vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock registered on the Record Date in such holder’s name on the books of the Company on all matters to be acted upon at the Annual Meeting. The Company’s Articles prohibit cumulative voting in the election of directors by the common stock of the Company.

The holders of at least one-half of the outstanding shares of Class A Common Stock must be represented at the Annual Meeting, in person or by proxy, in order to constitute a quorum for the transaction of business. At any meeting of the Company’s stockholders, whether or not a quorum is present, the chairman of the meeting or the holders of a majority of the Class A Common Stock, present in person or represented by proxy and entitled to vote at the meeting, may adjourn the meeting from time to time without notice or other announcement.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Continental Stock Transfer and Trust Company (“Continental”), the Company’s stock transfer agent, you are considered the stockholder of record with respect to those shares. The Notice of Internet Availability of Proxy Materials, and, if requested, any printed copies of the proxy materials, including any proxy cards or voting instructions, have been sent directly to you by Continental at the Company’s request. On the Record Date, the Company had 237 holders of record.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The Notice of Internet Availability of Proxy Materials and, if applicable, any printed copies of the proxy materials, including any proxy cards or voting instructions, are being forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee included in the mailing or by following its instructions for voting.

What is householding?

Some banks, brokers and other nominee record holders may be “householding” our proxy materials, including this proxy statements, our annual report and related materials. “Householding” means that only one copy of these documents may have been sent to multiple stockholders in one household. If you would like to receive your own set of Equity’s proxy statement, annual report and related materials, or if you share an address with another Equity stockholder and together both of you would like to receive only a single set of these documents, please contact your bank, broker or other nominee.

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to Item 4. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Items 1, 2 or 3.

How do I vote my shares?

If you are a record holder, you may vote your Class A Common Stock at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. The ballot will be provided at the Annual Meeting. To vote by proxy, you have two ways to vote:

•

Via the Internet: You may vote your proxy over the Internet by visiting the website www.cstproxyvote.com. Have the Notice of Internal Availability of Proxy Materials or, if applicable, the proxy card that may have been provided to you in hand when you access the website and follow the instructions for Internet voting on that website. You may also access the website using your mobile phone and the instructions on the Notice of Internet Availability of Proxy Materials; or

•

Via Mail: If you receive or request a paper copy of the proxy materials by mail, you may vote by indicating on the proxy card(s) applicable to your common stock how you want to vote and signing, dating and mailing your proxy card(s) in the enclosed pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the Annual Meeting.

Please refer to the specific instructions set forth in your Notice of Internet Availability of Proxy Materials or proxy card for additional information on how to vote. When you vote via internet or mail, you will direct the designated persons (known as “proxies”) to vote your Class A Common Stock at the Annual Meeting in accordance with your instructions. The Board has appointed Brad S. Elliott and Eric R. Newell to serve as the proxies for the Annual Meeting.

Your proxy card will be valid only if you sign, date and return it before the Annual Meeting. Please note that Internet voting will close at 10:59 p.m., Central Time, on April 26, 2021. If you complete all of the proxy card except for one or more of the voting instructions, then the designated proxies will vote your shares consistently with the Board recommendation under “What are the Board’s recommendations on how I should vote my shares?” below for each proposal for which you provide no voting instructions. If any other matters properly come before the Annual Meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment. We do not anticipate any other matters will come up at this time.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a voting instruction card along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you complete the voting instruction card except for one or more of the voting instructions, then your broker will be unable to vote your shares with respect to the proposal as to which you provide no voting instructions, except that the broker has the discretionary authority to vote your shares with respect to Item 4—the ratification of the appointment of Crowe LLP.

If your shares of common stock are held in “street name,” your ability to vote over the Internet depends on your broker’s voting process. You should follow the instructions on your proxy card or voting instruction card.

Alternatively, if you hold your shares in “street name” and you want to vote your shares in person at the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held shares in person at the Annual Meeting.

Who counts the votes?

All votes will be tabulated by the inspectors of election appointed for the Annual Meeting. Votes for each proposal will be tabulated separately.

Can I vote my shares in person at the Annual Meeting?

Yes. If you are a stockholder of record, you may vote your shares by completing a ballot at the Annual Meeting.

If you hold your shares in “street name,” you may vote your shares at the Annual Meeting only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the shares as discussed above.

Even if you currently plan to attend the Annual Meeting, we recommend that you also vote via the Internet or return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

What are my choices when voting?

With respect to proposals 1, 2 and 4, you may vote for the proposal, against the proposal or abstain from voting on the proposal. With respect to proposal 3, you may vote for one year, two years, three years or abstain from voting on the proposal.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Item	1—FOR the election of each nominee for director;

Item	2—FOR the approval of the advisory resolution regarding executive compensation;

Item	3—ONE YEAR for the frequency of ‘say on pay’ votes; and

Item	4—FOR the ratification of the appointment of Crowe LLP

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Item	1—FOR the election of each nominee for director;

Item	2—FOR the approval of the advisory resolution regarding executive compensation;

Item	3—ONE YEAR for the frequency of ‘say on pay’ votes; and

Item	4—FOR the ratification of the appointment of Crowe LLP

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares in relation to Items 1-3. The nominee will have discretion to vote on Item 4—the ratification of the appointment of Crowe LLP.

May I change my vote after submission?

Yes. Regardless of the method used to cast a vote, if a stockholder is a holder of record, he or she may change his or her vote or revoke his or her proxy by:

•

delivering to the Company at any time before the Annual Meeting is called to order, by our corporate secretary, a written notice of revocation addressed to Equity Bancshares, Inc., 7701 East Kellogg Drive, Suite 300, Wichita, Kansas 67207, Attention: Corporate Secretary;

•

casting a new vote over the Internet by visiting the website www.cstproxyvote.com and following the instructions in your Notice of Internet Availability of Proxy Materials or, if applicable, the proxy card that may have been provided to you before the Internet voting deadline of 10:59 p.m., Central Time, on April 26, 2021;

•

completing, signing and returning a new proxy card with a later date than your original proxy card, if applicable, no later than the time the Annual Meeting is called to order, by our corporate secretary, and any earlier proxy will be revoked automatically; or

•

attending the Annual Meeting and voting in person, and any earlier proxy will be revoked. Your attendance alone at the Annual Meeting will not revoke your proxy unless you give written notice of revocation to the corporate secretary of the Company before the Annual Meeting is called to order.

If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.

What percentage of the vote is required to approve each proposal?

Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock registered, on the Record Date, in such holder’s name on the books of the Company on all matters to be acted upon at the Annual Meeting.

Item 1: The election of each nominee for director will require the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting.

Item 2: The approval of the advisory vote on the compensation of the named executive officers disclosed in this proxy statement requires the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting.

Item 3: The approval of the frequency of the ‘say on pay’ votes requires the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting. Because this vote is non-binding and advisory, if none of the frequency options receives a majority of the votes, the choice receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders.

Item 4: The ratification of Crowe LLP’s appointment as the Company’s independent registered public accounting firm will require the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting.

What is a quorum?

Generally, a quorum is defined as the number of shares that are required to be present at the Annual Meeting so that the results of voting on a particular proposal at the Annual Meeting will be deemed to be the act of the stockholders as a whole. With respect to Equity, a quorum is determined by counting the relevant number of shares of Class A Common Stock represented in person or by proxy at the Annual Meeting. If you submit a properly executed proxy card (via mail or the Internet), you will be considered part of the quorum even if you do not attend the Annual Meeting. The presence in person or by proxy of one-half of the Class A Common Stock outstanding on the Record Date will constitute a quorum.

How are broker non-votes and abstentions treated?

Brokers, as holders of record, are permitted to vote on certain routine matters, but not on non-routine matters. A broker non-vote occurs when a broker does not have discretionary authority to vote the shares and has not received voting instructions from the beneficial owner of the shares. The only routine matter to be presented at the Annual Meeting is Item 4—the ratification of the appointment of the independent registered public accounting firm. If you hold shares in “street name” and do not provide voting instructions to your broker, those shares will be counted as broker non-votes for all non-routine matters. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting with respect to all of the proposals to be considered at the Annual Meeting. However, broker non-votes will not be counted for purposes of determining the number of shares of stock having voting power present in person or represented by proxy.

For matters requiring the affirmative vote of the majority of stock having voting power present in person or represented by proxy, abstentions are included in the denominator as shares “present” or “represented” and have the same practical effect as a vote “against” a proposal.

Item 1: An abstention with respect to one or more nominees for director will have the effect of a vote against such nominee or nominees. A broker non-vote will not affect the outcome of this proposal.

Item 2: An abstention with respect to advisory approval of named executive officer compensation will have the effect of a vote against the proposal. A broker non-vote will not affect the outcome of this proposal.

Item 3: An abstention with respect to advisory approval of the frequency of ‘say on pay’ votes will have the effect of a vote against each voting frequency. A broker non-vote will not affect the outcome of this proposal.

Item 4: Any abstentions will have the effect of a vote against the proposal to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm. Since the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with this proposal.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board is asking for your proxy and the Company will pay all of the costs of soliciting stockholder proxies. We may use officers and employees of the Company to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of electronic and mail distribution, if deemed advisable, directors, officers and employees of the Company may solicit proxies personally or by telephone or other means of communication, without being paid additional compensation for such services. This proxy solicitation is made by the Board and the cost of this solicitation is being borne by the Company. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding the proxy materials to beneficial owners of the Company’s Class A Common Stock. We also may engage a proxy solicitation firm to assist us with the solicitation of proxies and, if so, would expect to pay that firm approximately $20,000 for its services, plus out-of-pocket expenses.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Annual Meeting for which advance notice was not received by the Company in accordance with our Bylaws. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

The Company intends to publish the voting results in a Current Report on Form 8-K, which it expects to file with the SEC within four business days following the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement and the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please write to Equity Bancshares, Inc., 7701 East Kellogg Drive, Suite 300, Wichita, Kansas 67207, Attention: Chris Navratil, Senior Vice President of Finance or call (316) 779-1676 and ask for Chris Navratil.

ITEM ONE: ELECTION OF DIRECTORS

CLASSIFICATION OF THE COMPANY’S DIRECTORS

In accordance with the terms of our Articles, our Board is divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms, and prior to our 2021 Annual Meeting is comprised as follows:

•	The Class I directors are James L. Berglund, R. Renee Koger, Jerry P. Maland and Shawn D. Penner. Their term will expire at the Annual Meeting of Stockholders to be held in 2022;

•	The Class II directors are Brad S. Elliott, Junetta M. Everett, Gregory H. Kossover and Harvey R. Sorensen. Their term will expire at this year’s Annual Meeting of Stockholders; and

•	The Class III directors are Gary C. Allerheiligen, Gregory L. Gaeddert, and Benjamen M. Hutton. Their term will expire at the Annual Meeting of Stockholders to be held in 2023.

ELECTION PROCEDURES; TERM OF OFFICE

At each annual meeting of stockholders, or special meeting in lieu thereof, upon the expiration of the term of a class of directors, the successors to such directors will be elected to serve from the time of election and qualification until the third annual meeting following his or her election and the election and qualification of his or her successor or until such director’s earlier death, resignation or removal. Any additional directorships resulting from an increase in the number of directors will be distributed by the Board among the three classes so that, as nearly as possible, each class will consist of approximately one-third of the directors.

The Corporate Governance and Nominating Committee has recommended, and the independent members of the Board, meeting in an executive session, have approved the nomination of Kevin E. Cook, Brad S. Elliott, Junetta M. Everett, and Gregory H. Kossover to serve as Class II directors. Ms. Everett and Messrs. Elliott and Kossover currently serve as Class II directors. If elected, each of the nominees will serve through the 2024 Annual Meeting of Stockholders.

Each nominee receiving the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting will be elected. Unless instructed to abstain or vote against one or more of the nominees, all shares of Class A Common Stock represented by proxy will be voted FOR the election of the nominees. If instructed to abstain or vote against one or more but not all of the nominees, all shares of Class A Common Stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, for whom no instruction to abstain or vote against has been given.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board. The Board has no reason to believe that any nominee will be unavailable to serve as a director. All of the nominees have consented to being named herein and to serve if elected.

Any director vacancy occurring after the election may be filled by the affirmative vote of the majority of the directors then in office, even if the remaining directors constitute less than a quorum of the full Board. In accordance with our Articles, the term of a director elected to fill a vacancy shall expire upon the expiration of the term of office of the class of directors in which such vacancy occurred.

NOMINEES FOR ELECTION

The following table sets forth the name, age, position with the Company and director class for each nominee for election as a director of the Company:

Name	Age	Current Position(s) with Equity	Class
Kevin E. Cook	56	—	—
Brad S. Elliott	54	Chairman and Chief Executive Officer	II
Junetta M. Everett	65	Director	II
Gregory H. Kossover	58	Executive Vice President and Chief Operating Officer, Director	II

The biography of each of the director nominees set forth below contains information regarding the person’s service as a director and/or executive officer, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Corporate Governance and Nominating Committee and the Board to determine that the person should serve as a director.

KEVIN E. COOK DIRECTOR NOMINEE AGE: 56

Mr. Cook was a Partner and business leader at BKD, LLP a national CPA and advisory firm until his retirement in September 2019. He brings to the Company his insights and expertise from his exceptional 33-year career in public accounting providing solutions to financial services companies. His skills focused on developing and leading BKD, LLP financial services practice into the marketplace through quality, reputation, networking, brand, and high-level advisement. Various leadership positions during his career included national tax leader financial services practice, national leader outsourcing services practice, and regional leader for Kansas City, Iowa and Wisconsin financial services practice. During his time at BKD, LLP, Mr. Cook worked with some the firm’s largest financial services clients which gives him unique insights into financial reporting, taxation, mergers and acquisitions, strategic planning and corporate governance matters. Mr. Cook also currently serves as Treasurer and as a member of the Board of Governors of Nebraska Wesleyan University. His roles include Chair of the Finance and Audit Committee, Executive Committee and Chair of the Investment Committee overseeing the school’s endowment. He has also served as a director for numerous non-profit, civic, and charitable organizations.

QUALIFICATIONS:

Mr. Cook’s experience and qualifications provide sound leadership to the board of Directors. In addition, as a former practicing public accountant servicing the financial institution space, Mr. Cook brings extensive accounting, management, strategic planning and financial skills important to the oversight of our financial reporting, enterprise and operational risk management.

BRAD S. ELLIOTT FOUNDER, CHAIRMAN AND CHIEF EXECUTIVE OFFICER SINCE: 2002 AGE: 54

Mr. Elliott is our founder, Chairman and Chief Executive Officer. He also serves as Chairman and Chief Executive Officer of Equity Bank. Mr. Elliott began his banking career and was employed in various capacities by Home State Bank and Trust for six years following graduation from McPherson College with a Bachelor of Science degree in Finance and Management. He then joined Sunflower Bank as a Market President for two years before joining American Traffic Systems as its director of operations in Scottsdale, Arizona. Mr. Elliott then returned to Wichita to serve as Director of Marketing at Koch Industries, Inc., a privately held multinational corporation. He then rejoined Sunflower Bank, a community bank with locations throughout Kansas, Colorado and Missouri as its Regional President. Mr. Elliott founded Equity Bancshares in 2002. He is a graduate of the Stonier Graduate School of Banking and has served on the board of directors for the Wichita Area Chamber of Commerce, as Trustee and Chair of the finance committee for the Board of Directors of McPherson College, the President of the Wichita State University Shocker Athletic Scholarship Organization, FISERV PCS Advisory Board, Via Christi Health Board of Director and Treasurer, and the Kansas Bankers Association. Mr. Elliott currently serves on Pentgra’s DC Plan Board of Directors.

QUALIFICATIONS:

Mr. Elliott adds financial services experience, especially lending, asset and liability management to the Board, as well as a deep understanding of the Company’s business and operations. Mr. Elliott also brings risk and operations management and strategic planning expertise to the Board, skills that are important as it continues to implement its historic business strategy to acquire and integrate growth opportunities.

GREGORY H. KOSSOVER DIRECTOR SINCE: 2011 AGE: 58

Mr. Kossover served as Executive Vice President and Chief Financial Officer of the Company from October 2013 through April 2020, at which point he transitioned to his current role of Executive Vice President and Chief Operating Officer. He has served as a member of our Board since December 2011. Prior to joining the Company, Mr. Kossover served as President of Physicians Development Group, a builder and manager of senior living facilities in the Wichita, Kansas metropolitan area, from 2012 to 2013. From 2004 to 2011 he served as Chief Executive Officer of Value Place, LLC, one of the largest economy extended stay lodging franchises in the United States. Mr. Kossover previously served as Treasurer of Western Financial Corporation, a publicly-held thrift holding company. Mr. Kossover graduated from Emporia State University with a Bachelor of Science degree in Accounting and has successfully completed the Uniform Certified Public Accountants exam.

QUALIFICATIONS:

Mr. Kossover’s leadership and financial experience provide important oversight of our financial reporting and enterprise and operational risk management to the Board.

JUNETTA M. EVERETT DIRECTOR SINCE: 2020 AGE: 65

Ms. Everett, a Wichita State University (WSU) graduate and Registered Dental Hygienist joined Delta Dental of Kansas (DDKS), the largest dental insurer in the state of Kansas, in 1987 and served as the Vice President of Professional Relations for 26 years. Everett was responsible for the relationships, recruitment, credentialing, compliance, contracting, communication and education for the organization’s statewide and national provider network. Everett also served in a community leadership capacity. She is a member of Leadership Kansas, class of 2010 and is actively involved in the community serving on several Boards and committees including the Wichita Regional Chamber of Commerce where she served as the 2020 Board Chair claiming the first person of color and only the 6th female in that position. Other Boards include the Kansas Health Foundation, Wesley Hospital, WSU National Advisory Council and WSU Foundation Boards. She has been honored with numerous recognitions and awards including the 2020 Citizen of the Year, 2020 Health/Business Trailblazer, WSU Distinguished Alumni Recognition Award, Wichita Business Journal Leaders in Diversity, Women in Business and Women Who Lead awards, the Urban League Whitney M. Young Leadership, Heartland Black Chamber Civic Leadership awards and the recipient of the Governor’s Exemplary Service Award for the Prevention of Child Abuse, honoring a program she developed that educated over 4000 people on how to recognize and report suspicion of abuse and neglect.

QUALIFICATIONS:

Ms. Everett brings to the Board significant leadership experience, knowledge of healthcare, insurance and business while providing valuable insight into promoting intentional inclusion in the workplace.

VOTE REQUIRED

The election of each nominee for director will require the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting. An abstention with respect to one or more nominees for director will have the effect of a vote against such nominee or nominees. A broker non-vote will not affect the outcome of this proposal.

RECOMMENDATION OF THE BOARD

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to directors and the executive officers of the Company:

Name	Age	Position(s) with the Company	Class	Director’s Term Expires
Nominees:
Kevin E. Cook	56	—	—	—
Brad S. Elliott	54	Chairman of the Board & Chief Executive Officer	II	2021
Junetta M. Everett	65	Director	II	2021
Gregory H. Kossover	58	Executive Vice President, Chief Operating Officer & Director	II	2021

Retiring Director:
Harvey R. Sorensen	73	Director	II	2021

Directors Continuing until 2022:
James L. Berglund	86	Director	I	2022
R. Renee Koger	59	Director	I	2022
Jerry P. Maland	71	Director	I	2022
Shawn D. Penner	51	Director	I	2022

Directors Continuing until 2023:
Gary C. Allerheiligen	73	Director	III	2023
Gregory L. Gaeddert	59	Director	III	2023
Benjamen M. Hutton	40	Director	III	2023

Non-Director Executive Officers:
Craig L. Anderson	61	Executive Vice President and President of Equity Bank
John M. Blakeney	71	Executive Vice President and Chief Information Officer
Tina M. Call	55	Executive Vice President and Chief Risk Officer
Patrick J. Harbert	47	Executive Vice President and President, Community Markets
Julie A. Huber	51	Executive Vice President, Strategic Initiatives
Craig P. Mayo	58	Executive Vice President and Chief Credit Officer
Gaylyn K. McGregor	52	Executive Vice President, Trust and Wealth Management
Eric R. Newell	41	Executive Vice President and Chief Financial Officer
Mark C. Parman	60	Executive Vice President and Director of Metro Banking
Brett A. Reber	61	Executive Vice President and General Counsel

Set forth below is the background, business experience, attributes, qualifications and skills of the Company’s continuing directors and executive officers. Executive officers serve at the discretion of the Board.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2022 ANNUAL MEETING

JAMES L. BERGLUND DIRECTOR SINCE: 2007 AGE: 86

Mr. Berglund has served as a member of our Board since 2007. He worked for Sunflower Bank for thirty-five (35) years, serving as President and Chief Executive Officer for twenty of those years. Since his retirement from Sunflower Bank in 2005, Mr. Berglund has served as lending consultant and on the board of directors of the State Bank of Osborne, Kansas as well as served as a consultant for Palmer State Bank. Mr. Berglund holds a Bachelor of Science in Business and a Juris Doctor from the University of Kansas.

QUALIFICATIONS:

Mr. Berglund’s extensive banking experience and knowledge of the Kansas banking industry qualify him to serve on our Board.

R. RENEE KOGER DIRECTOR SINCE: 2003 AGE: 59

Ms. Koger has served as a member of our Board since 2003. Ms. Koger is currently a partner, leading the Estate Planning and Tax Planning practice groups, with the law firm of Wise & Reber, L.C. where she has practiced since 1991. Ms. Koger is a certified public accountant (currently inactive) and is a graduate of Oklahoma State University and the University of Tulsa College of Law. She serves and has served on numerous civic and charitable boards and is the past president of the Tax Section of the Kansas Bar Association, the McPherson Chamber of Commerce and United Way of McPherson County. Currently, she is serving on the McPherson College Board of Trustees as well as the Kansas Bar Association of Trustees.

QUALIFICATIONS:

Ms. Koger brings legal, accounting and tax experience to the Board, providing oversight to our financial reporting, enterprise and operational risk management.

JERRY P. MALAND DIRECTOR SINCE: 1997 AGE: 71

Mr. Maland was appointed to the Company’s Board upon the closing of the merger of the Company and Community First Bancshares, Inc. Mr. Maland served as a director of Community First Bancshares, Inc. following its formation in 1997, and served as Chairman of the board for both Community First Bank and Community First Bancshares, Inc. Mr. Maland is the former owner of McDonald’s restaurants in Harrison, Berryville, and Eureka Springs. He previously served on the Board of Directors of Security Bank and First Commercial Corporation from 1984 until forming Community First Bank in 1997. Mr. Maland is a 1972 graduate of Luther College in Decorah, Iowa.

QUALIFICATIONS:

Mr. Maland brings extensive bank management and oversight experience, as well as local knowledge of our markets to the Board.

SHAWN D. PENNER DIRECTOR SINCE: 2003 AGE: 51

Mr. Penner has served as a member of our Board since 2003. Mr. Penner is the owner of Shamrock Development, LLC, a real estate development firm, which he founded in 1997. He also serves as a director of First Federal of Olathe Bancorp, Inc., First Federal Savings and Loan Bank, and GPV, Inc. From 1993 to 1994, Mr. Penner worked as a national bank examiner for the Office of the Comptroller of the Currency. Mr. Penner graduated from Wichita State University with a Bachelors of Business Administration and a Master of Business Administration degrees. He currently serves as a member of the Wichita State University Foundation board of directors.

QUALIFICATIONS:

Mr. Penner brings experience as an executive and local knowledge of our markets as well as bank regulatory and investment experience to the Board.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2023 ANNUAL MEETING

GARY C. ALLERHEILIGEN DIRECTOR SINCE: 2014 AGE: 73

Mr. Allerheiligen has served as a member of our Board since 2014. Mr. Allerheiligen was a partner at Grant Thornton LLP from 1987 to his retirement in 2010, where he most recently served as a managing partner. During his tenure with Grant Thornton LLP, Mr. Allerheiligen provided tax and regulatory consulting services to financial institutions including M&A and De Novo Bank formations. Mr. Allerheiligen is a certified public accountant and is a past Chairman of the Board of the Kansas Society of Certified Public Accountants (“KSCPA”) and has served as the KSCPA’s elected member to the governing council of the American Institute of Certified Public Accountants. He has also served many civic and nonprofit organizations in various board and leadership roles. Mr. Allerheiligen holds a Bachelor of Science in Business from Emporia State University.

QUALIFICATIONS:

Mr. Allerheiligen’s experience and qualifications provide sound leadership to the board of Directors. In addition, as a certified public accountant, Mr. Allerheiligen brings extensive accounting, management, strategic planning and financial skills important to the oversight of our financial reporting, enterprise and operational risk management.

GREGORY L. GAEDDERT DIRECTOR SINCE: 2007 AGE: 59

Mr. Gaeddert has served as a member of our Board since 2007. Mr. Gaeddert has served as Managing Partner of B12 Capital Partners, LLC since 2006. Prior to co-founding B12 Capital Partners, LLC in 2006, Mr. Gaeddert was employed in various capacities by Commerce Bancshares, Inc. and its affiliates, including serving as Kansas City officer manager for its private equity arm, Capital For Business, Inc. He also served in various management roles for Commerce Bank in Wichita and Kansas City, including serving as Executive Vice President and Commercial Group Manager, Executive Committee and Senior Loan Committee member for the Wichita Bank. Mr. Gaeddert currently serves on the board of directors of Great Plains Ventures, Inc., Triple Crown Realty Trust, Inc. and several of B12 Capital Partners’ portfolio companies. Mr. Gaeddert graduated from Bethel College with a degree in Economics and Business Administration and he earned a Master of Business Administration degree from the University of Kansas.

QUALIFICATIONS:

Mr. Gaeddert’s experience and qualifications provide sound leadership to the Board. In addition, Mr. Gaeddert brings strong investment, accounting and financial skills important to the oversight of our financial reporting, enterprise and operational risk management.

BENJAMEN M. HUTTON DIRECTOR SINCE: 2020 AGE: 40

Mr. Hutton has served as a member of our Board since 2020. Mr. Hutton is the Chief Executive Officer of Hutton Construction where he has been employed since 2006. Mr. Hutton has served on the boards of various civic and nonprofit organizations including, among others, Associated General Contractors of Kansas, Kansas Big Brothers Big Sisters and the Wichita Chamber of Commerce of which he is the chair. He has also been actively involved with the following organizations: Youth Entrepreneurs of Kansas, Young Presidents Organization and Visit Wichita, where he currently serves on the board.

QUALIFICATIONS:

Mr. Hutton’s senior level management, board, and construction experience in the markets in which the Company operates provides him with a unique perspective which is beneficial to the Board.

NON-DIRECTOR EXECUTIVE OFFICERS

CRAIG L. ANDERSON EXECUTIVE OFFICER AGE: 61	Mr. Anderson joined the Company in 2018. Previously, Mr. Anderson served as President, Commercial Banking – Eastern Region for UMB beginning in 2017, overseeing commercial banking divisions in Missouri, Kansas, Nebraska, Oklahoma and Illinois. Mr. Anderson managed national specialty lending businesses and developed products and strategies for specialty agribusiness, health care and aviation lines. Prior to this, he served as President, Commercial Banking beginning in 2011 in Kansas City, Missouri and President, Regional Banking in Denver, Colorado. Mr. Anderson also served as Chairman and CEO of UMB National Bank of America in Salina, Kansas from 2001 through 2009, operating out of Wichita. Mr. Anderson is an alumnus of the University of Colorado – Graduate School of Banking in Boulder, Colorado and a graduate of Southwestern College in Winfield, Kansas. He has been involved in numerous community involvement efforts, including the Greater Kansas City and Mile High United Way chapters, service on the executive committee of YPO Gold, and has served as a board member and held key leadership positions with Music Theater of Wichita, Junior Achievement of Wichita, and Arts Partners of Wichita. He was elected in 2021 to the Board of Directors for United Way of the Plains.

JOHN M. BLAKENEY EXECUTIVE OFFICER AGE: 71	Mr. Blakeney joined the Company in August 2017 and serves as Executive Vice President and Chief Information Officer, overseeing all technology supporting Equity Bank. Before joining the Company, he was with CoreFirst Bank & Trust where he joined as Chief Information Officer in 2012 and was promoted to Executive Vice President and Chief Operations Officer in 2014. Before CoreFirst Bank & Trust, Mr. Blakeney worked as an independent contractor for two years, as Chief Information Officer for Commerce Bank of Kansas City, Missouri for six years, and as Chief Information Officer of the telecommunications company, INFOnxx for five years. He graduated from Union College with an Associate of Science degree in Chemistry and Kean University with a Bachelor of Science degree in Management Information Science. Mr. Blakeney is also a graduate of the Wharton School of the University of Pennsylvania where he earned his Master of Business Administration. He is a co-inventor on seventeen technical and business process patents.

TINA M. CALL EXECUTIVE OFFICER AGE: 55	Ms. Call serves as Executive Vice President and Chief Risk Officer of the Company. Ms. Call previously served as Market President of Equity Bank’s Southwest Region. Prior to joining Equity Bank, Tina served as President and CEO of First National Bank of Liberal and was a member of its board of directors for both the bank and holding company. As a member of the board of First National Bank of Liberal, Ms. Call served on the Audit and Credit Committees. Ms. Call is an alumnus of Southwestern Oklahoma State University where she graduated Magna Cum Laude.

PATRICK J. HARBERT EXECUTIVE OFFICER AGE: 47	Mr. Harbert has served as Executive Vice President and Community Markets President of Equity Bank since 2003. Prior to joining the Company, he was the Dodge City Market President for Sunflower Bank from June 1998 to August 2003. He graduated from Friends University with a Bachelor of Arts degree in Business, and he is also a graduate of the Graduate School of Banking at Colorado and the Bank Leaders of Kansas, which is sponsored by the Kansas Bankers Association. Mr. Harbert was elected to the Kansas Bankers Association Board of Directors in 2014 and served a three year term.

JULIE A. HUBER EXECUTIVE OFFICER AGE: 51	Ms. Huber serves as Executive Vice President, Strategic Initiatives. Ms. Huber joined Equity Bank in 2003 and has served in a variety of leadership roles for Equity Bank over a period of eighteen years, including overseeing our operations, human resources, compliance functions, and sales and training, strategy implementation, and has managed the integration process for each community bank we have acquired. Ms. Huber served as President of Signature Bank following our acquisition of Signature Bank in 2007. Prior to joining the Company, Ms. Huber most recently served as the executive of Sunflower Bank responsible for the retail, operational, compliance and security functions. Ms. Huber graduated from McPherson College with a Bachelor of Science degree in Business Administration and History, received her Master of Business Administration from Baker University in 2014 and is a graduate of the Stonier Graduate School of Banking and the Bank Leaders of Kansas. Ms. Huber has been recognized as one of the Wichita Business Journal’s Women in Business in 2013 and Women Who Lead in 2019. Ms. Huber was also inducted to the Wichita Business Journals 40 Under 40 Hall of Fame in 2020. Ms. Huber currently serves as Board Trustee and Finance Committee Chair For McPherson College.

CRAIG P. MAYO EXECUTIVE OFFICER AGE: 58	Mr. Mayo joined the Company in March 2018 to serve as Executive Vice President and Chief Credit Officer. Mr. Mayo served as Executive Vice President and Chief Credit Officer for Investors Community Bank beginning in 2014, overseeing the bank’s overall credit quality and played a key role in helping the bank grow from two branches and $757 million of assets in 2013 to four branches and $1.4 billion of assets in 2017. Prior to joining Investors Community Bank in 2011, Mr. Mayo served as a Vice President and Special Loans Officer with Citizens Bank in Green Bay, Wisconsin. Mr. Mayo has spent more than thirty years in the financial industry, including roles in mortgage origination and commercial lending as well as credit analyst, loan review officer, and special assets. Mr. Mayo began his banking career with Northfield Savings Bank in 1984. Mr. Mayo graduated from the Wisconsin Graduate School of Banking in 2016, and the Agricultural Lending School at the School of Banking in Topeka, Kansas, and he is an alumnus of Middlebury College in Middlebury, Vermont.

GAYLYN K. MCGREGOR EXECUTIVE OFFICER AGE: 52	Ms. McGregor serves as Executive Vice President for the Company and as the Director of Trust and Wealth Management for Equity Bank, overseeing the vision and execution of the investment, fiduciary, financial planning and private banking sectors of the Company. Prior to joining the Company, she held a similar role for Commerce Trust Company in its Kansas region. As an accomplished relationship manager and financial professional, Ms. McGregor has also served on several community boards and committees, including the Wichita Zoological Society, Junior League of Wichita, Mark Arts, Habitat for Humanity, Music Theater of Wichita and the American Heart Association. Ms. McGregor graduated from the University of North Dakota with a Bachelor of Business Administration.

ERIC R. NEWELL EXECUTIVE OFFICER AGE: 41	Mr. Newell serves as Executive Vice President, Chief Financial Officer and joined the Company on April 30, 2020. Previously, Mr. Newell was the Chief Financial Officer of United Financial Bancorp, Inc., a $7.3 billion commercial bank up until the time of its sale to a larger regional bank in November 2019. Mr. Newell oversees the financial management of the Company including oversight of accounting management, such as internal and external financial reporting; investor relations; interest rate risk, liquidity, and capital management. Earlier roles include Assistant Vice President at AllianceBernstein in New York, NY where he worked under a mandate from the U.S. Treasury Department’s Capital Purchase Program; an analyst role at Fitch Ratings managing a portfolio of bank and non-bank entities’ credit default ratings and the Federal Deposit Insurance Corporation as a Risk Management Examiner. Mr. Newell is a CFA charterholder.

MARK C. PARMAN EXECUTIVE OFFICER AGE: 60	Mr. Parman serves as Executive Vice President and Director of Metro Banking. Mr. Parman joined the Company in 2012, following our merger with First Community Bancshares, Inc. He first served in a leadership role in the Special Assets department then transitioned into a Market President position overseeing our Kansas City market. In 2019, Mr. Parman took on the added responsibility of overseeing the Company’s growing metro market footprint. Including his time with the Company, Mr. Parman has forty years of experience in the banking industry, including many leadership positions. Mr. Parman is a graduate of the Stonier Graduate School of Banking.

BRETT A. REBER EXECUTIVE OFFICER AGE: 61	Mr. Reber serves as Executive Vice President and General Counsel. Prior to joining the Company, he practiced for 30 years with Wise & Reber, L.C., a full-service commercial and civil law firm in McPherson Kansas, as the firm’s managing member. He graduated from the University of Kansas with a Bachelors in General Studies Degree and earned his Juris Doctor degree from the University of Tulsa College of Law. Following law school, Mr. Reber served as a law clerk to the United States District Court Judge Thomas R. Brett in the Northern District of Oklahoma. He has been active in bar association activities and has served as the President of the Kansas Bar Association Young Lawyers Section. He is a Fellow of the Kansas Bar Foundation and American Bar Foundation, and is a member of the American, Kansas, and Oklahoma bar associations, and the Kansas Association of Defense Counsel. Mr. Reber is active in state and local community affairs. He is a trustee of the Julia J. Mingenback Foundation and a Director of the McPherson Industrial Development Company.

DIVERSITY OF SKILLS AND EXPERIENCES REPRESENTED ON OUR BOARD

The Board of Directors believes that its director nominees bring the following skills, experiences and expertise, among others, to the Board as a result of their experience and perspectives:

•	accounting and preparation of financial statements

•	active involvement in educational, charitable and community organizations in the communities we serve

•	business ethics

•	complex regulated industries

•	compliance

•	community development

•	corporate governance

•	credit evaluation

•	demonstrated management ability

•	extensive experience in the public, private, or non-for-profit sector

•	human capital management

•	knowledge of growth markets

•	leadership and expertise in their respective fields

•	operations

•	public company board

•	reputational considerations

•	risk management

•	strategic thinking

•	technology and cyber security

The Company has a commitment to enhancing the skillset, gender and racial diversity of its workforce, leadership team and Board of Directors. Management recently launched a board approved strategic ESG initiative to gather data on the current state of the Company’s environmental, social and governance profile. Those baseline measurements will be used to set improvement goals for each area of focus and plans to reach such targets. The measurement phase is expected to be completed in 2021, followed by planning and project implementation over a two year period. Progress will be measured and reported following the three-year process.

CORPORATE GOVERNANCE

RISK MANAGEMENT AND OVERSIGHT

Our Board is responsible for oversight of management and the business affairs of the Company, including those relating to management of risk. Our full Board determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Risk Management Committee and Audit Committee assist the Board in monitoring the effectiveness of the Company’s identification and management of risk, including financial and other business risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive and employee compensation plans and arrangements, and periodically reviews these arrangements to evaluate whether incentive or other forms of compensation encourage unnecessary or excessive risk taking by the Company. Our Corporate Governance and Nominating Committee monitors the risks associated with the independence of our Board and Equity Bank’s Credit Committee oversees our general credit risk management policies and other credit related risks. Management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.

HEDGING AND PLEDGING POLICIES

The provisions of our insider trading policy applicable to our directors, executive officers and certain other designated employees prohibits such persons from hedging or pledging our securities, subject to limited exceptions and pre-approval under the terms of our insider trading policy. Such persons are also prohibited from engaging in various trading practices including short sales of the Company’s securities, trading in puts, calls or other derivative securities of the Company, and from holding our securities in a margin account. Additionally, no stock option repricing is permitted. The Compensation Committee may not (i) amend a stock option to reduce its exercise price, (ii) cancel a stock option and re-grant a stock option with a lower exercise price than the original exercise price of the cancelled stock option, or (iii) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of “re-pricing” a stock option.

MEETINGS OF THE BOARD

The Board held eight regular meetings and one special meeting during 2020. There was no director who attended less than 75% of the aggregate of the (i) total number of meetings of the Board and (ii) total number of meetings held by committees on which he or she served.

LEADERSHIP STRUCTURE

Our Board meets at least eight times a year, and the board of directors of Equity Bank also meets at least eight times a year. Our Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes that it is in the best interests of our organization to make that determination from time to time based on the position and direction of our organization and the membership of the Board. The Board has determined that having our Chief Executive Officer serve as Chairman of the Board is in the best interests of our stockholders at this time. This structure makes best use of the Chief Executive Officer’s extensive knowledge of our organization and the banking industry. The Board views this arrangement as also providing an efficient nexus between our organization and the Board, enabling the Board to obtain information pertaining to operational matters expeditiously and enabling our Chairman to bring areas of concern before the Board in a timely manner.

COMMITTEES OF THE BOARD

Our Board has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Risk Management Committee. Our Board also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our Board.

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Risk Committee
Gary C. Allerheiligen	Chair	●		●
James L. Berglund			●
Brad S. Elliott			●	●
Junetta M. Everett				●
Gregory L. Gaeddert	●		●	Chair
Benjamen M. Hutton				●
R. Renee Koger		●
Gregory H. Kossover				●
Jerry P. Maland		Chair
Shawn D. Penner			Chair
Harvey R. Sorensen	●
2020 Meetings	12 (1)	10	8	7

(1)	Audit Committee met six (6) times during the year for the sole purpose of approving external disclosures, such as the Company’s 8-Ks and 10-Qs related to quarterly financial results

Audit Committee

Our Audit Committee has responsibility for, among other things:

•	selecting and hiring our independent registered public accounting firm, and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•

discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results; and

•	preparing the Audit Committee report required by the SEC to be included in our annual proxy statement.

Rule 10A-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and applicable NASDAQ Stock Market LLC (“NASDAQ”) rules require our Audit Committee to be composed entirely of independent directors. Our Board has affirmatively determined that each of the members of our Audit Committee meet the definition of “independent directors” under the rules of the NASDAQ and for purposes of serving on an Audit Committee under applicable SEC rules. Our Board also has determined that Mr. Allerheiligen qualifies as an “audit committee financial expert” as defined by the SEC.

Our Board has adopted a written charter for our Audit Committee, which is available on our corporate website at investor.equitybank.com.

Compensation Committee

The Compensation Committee is responsible for, among other things:

•

reviewing and approving compensation of our executive officers including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change in control arrangements, and any other benefits, compensation or arrangements;

•	reviewing and recommending compensation goals, bonus and stock compensation criteria for our employees;

•	evaluating the compensation of our directors;

•	reviewing and discussing annually with management our executive compensation disclosure required by SEC rules; and

•	administrating, reviewing and making recommendations with respect to our equity compensation plans.

Our Board has evaluated the independence of the members of our Compensation Committee and has determined that each of the members of our Compensation Committee is an “independent director” under the NASDAQ standards. The members of the Compensation Committee also satisfy the independence requirements and additional independence criteria under Rule 10C-1 under the Exchange Act, qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act.

The Compensation Committee has sole and exclusive authority to retain compensation consultants, legal counsel or other advisers, including the authority to provide appropriate funding, as determined by the Compensation Committee, for the payment of reasonable compensation to such compensation consultants, legal counsel and other advisers. When determining whether to engage any compensation consultant, legal counsel or other adviser, the Compensation Committee is required to consider all factors relevant to that person’s independence from management and compliance with applicable law and regulations. In 2020, the Compensation Committee engaged Blanchard Consulting Group (“Blanchard”) to provide compensation consulting services. Please see the discussion of the consulting services provided to the Compensation Committee by Blanchard under the section titled “Executive Compensation and Other Matters—Role of Independent Compensation Consultant.”

Our Board has adopted a written charter for our Compensation Committee, which is available on our corporate website at investor.equitybank.com.

Risk Management Committee

The Risk Management Committee is responsible for, among other things:

•	overseeing the Company’s risk management framework, including policies and practices relating to the identification, measurement, monitoring and controlling of the Company’s principal business risks;

•	ensuring that the Company’s risk management framework is commensurate with its structure, risk profile, complexity, activities and size; and

•	providing an open forum for communications between management, third parties and our Board to discuss risk and risk management.

Our Board has adopted a written charter for our Risk Management Committee, which is available on our corporate website at investor.equitybank.com.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is responsible for, among other things:

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assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the Board for the approval of such recommendation by a majority of the independent directors;

•	reviewing periodically the corporate governance principles adopted by the Board and developing and recommending governance principles applicable to our Board;

•	overseeing the evaluation of our Board; and

•	recommending members for each board committee of our Board.

Our Board has evaluated the independence of the members of our Corporate Governance and Nominating Committee and has determined that each of the members of our Corporate Governance and Nominating Committee, other than Brad S. Elliott, is “independent” under the NASDAQ standards.

Our Board has adopted a written charter for our Corporate Governance and Nominating Committee, which is available on our corporate website at investor.equitybank.com.

DIRECTOR NOMINATIONS

Pursuant to its charter, the Corporate Governance and Nominating Committee is responsible for the process relating to director nominations, including identifying, recruiting, interviewing and selecting individuals who may be nominated for election to the Board. The Corporate Governance and Nominating Committee considers nominees to serve as directors of the Company and recommends such persons to the Board. The majority of the independent directors meeting in an executive session then approve nominees for presentation and election by the Company’s stockholders.

The Corporate Governance and Nominating Committee also considers director candidates recommended by stockholders who appear to be qualified to serve on our Board and meet the criteria for nominees considered by the committee. The committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and it does not perceive a need to increase the size of the Board. In order to avoid the unnecessary use of the Corporate Governance and Nominating Committee’s resources, the committee will consider only those director candidates recommended in accordance with the procedures set forth below in the section titled “Procedures to be Followed by Stockholders.”

Criteria for Director Nominees

The Corporate Governance and Nominating Committee seeks to identify and select director nominees who will contribute to the Company’s overall corporate goals including: responsibility to its stockholders, industry leadership, customer success, positive working environment and integrity in financial reporting and business conduct. The committee assesses nominees based upon (i) independence, experience, areas of expertise and other factors relative to the overall composition of the Board and (ii) the appropriateness of Board membership of the nominee based on current responsibilities of Board members. Our Board is also committed to promoting diversity and inclusion in the governance and operations of the Company. These values are reflected in identifying candidates for Board service and in the overall makeup of the Board, so that the Board is inclusive of members who reflect diversity of viewpoints, background, experience, age, gender, race, ethnicity and culture. The committee also considers the following qualifications in assessing nominees for election or re-election to the Board:

•	demonstrated ability and sound judgment that usually will be based upon broad experience;

•	personal qualities and characteristics, accomplishments and reputation in the business community, professional integrity, educational background, business experience and related experience;

•	willingness to objectively appraise management performance;

•

giving due consideration to potential conflicts of interest, current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•	ability and willingness to commit adequate time to Board and committee matters, including attendance at Board meetings, committee meetings and annual stockholders meetings;

•	commitment to serve on the Board over a period of several years to develop knowledge about the Company’s principal operations;

•

fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company and the interests of its stockholders;

•	diversity of viewpoints, background, experience, age, gender, race, ethnicity and culture; and

•	other factors deemed relevant and appropriate by the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee reviews, from time to time, the experience and characteristics appropriate for Board members and director candidates in light of the Board’s composition at the time and the skills and expertise needed for effective operation of the Board and its committees.

Procedures to be Followed by Stockholders

Under Article VI of our Articles, a stockholder may make a nomination or nominations for director of the Company at an annual meeting of stockholders; provided, that the requirements set forth in the Articles have been satisfied. If such requirements have not been satisfied, any nomination sought to be made by such stockholder for consideration and action by the stockholders at such annual meeting of stockholders shall be deemed not properly brought before the meeting, shall be ruled by the Chairman of the meeting to be out of order, and shall not be presented or acted upon at the meeting.

Accordingly, a stockholder must satisfy the requirements summarized below to nominate a director to the Board:

•

The stockholder nominating a director must be a stockholder of record on the record date for such annual meeting, must continue to be a stockholder of record at the time of such meeting, and must be entitled to vote on such matter so presented.

•

The stockholder nominating a director must deliver or cause to be delivered a written notice to the Secretary of the Company. Such notice must be received by the Secretary no less than one hundred twenty (120) days prior to the day corresponding to the date on which the Company released its proxy statement in connection with the previous year’s annual meeting; provided, however, that if the date of the annual meeting has been changed by more than thirty (30) days from the date of the previous year’s annual meeting, such notice must be received by the Secretary a reasonable time prior to the time at which notice of such meeting is delivered to the stockholders. The notice shall specify: (a) the name and address of the stockholder as they appear on the books of the Company; (b) the class and number of shares of the Company which are beneficially owned by the stockholder; (c) any material interest of the stockholder in the proposed business described in the notice; (d) each nomination sought to be made, together with the reasons for each nomination, a description of the qualifications and business or professional experience of each proposed nominee and a statement signed by each nominee indicating his or her willingness to serve if elected, and disclosing the information about such stockholder that would be required by the Exchange Act, and the rules and regulations promulgated thereunder, to be disclosed in the proxy materials for the meeting involved if such stockholder were a nominee of the Company for election as one of its directors; and (e) if requested by the Company, all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act.

•

Notwithstanding satisfaction of the provisions of the requirements set forth above, the proposal described in the notice may be deemed not to be properly brought before the meeting if, pursuant to state law or any rule or regulation of the SEC, it was offered as a stockholder proposal and was omitted, or had it been so offered, it could have been omitted, from the notice of, and proxy material for, the meeting (or any supplement thereto) authorized by the Board.

•

In the event such notice is timely given in accordance with the requirements set forth in the Articles and the business described therein is not otherwise disqualified pursuant to the Articles, such business may be presented by, and only by, the stockholder who shall have given the notice required by the Articles or a representative of such stockholder.

The above summary does not purport to be a complete statement of all the terms and conditions that a stockholder must satisfy to make a proposal or nominate a director. Any stockholder desiring to take any of these actions should consult, without limitation, the Articles, our Bylaws, applicable Kansas law, SEC rules and regulations and their own legal counsel.

STOCKHOLDER COMMUNICATIONS WITH OUR BOARD

Stockholders and other interested parties may communicate by writing to Chris Navratil, Senior Vice President of Finance, at our principal executive offices, 7701 East Kellogg Drive, Suite 300, Wichita, Kansas 67207. Stockholders may submit their communications to the Board, any committee of the Board or individual directors on a confidential or anonymous basis by sending the communication in a sealed envelope marked “Stockholder Communication with Directors” and clearly identifying the intended recipient(s) of the communication.

The Company will review each communication and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication; and (2) the communication falls within the scope of matters generally considered by the Board. To the extent the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, then the Company may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.

Information may be submitted confidentially and anonymously, although the Company may be obligated by law to disclose the information or identity of the person providing the information in connection with government or private legal actions and in other circumstances. The Company’s policy is not to take any adverse action, and not to tolerate any retaliation, against any person for asking questions or making good faith reports of possible violations of law, the Company’s policies or its Corporate Code of Business Conduct and Ethics.

DIRECTOR ATTENDANCE AT THE ANNUAL MEETING

The Board encourages directors to attend the Annual Meeting and have historically achieved nearly full attendance. At the time of our Annual Meeting of Stockholders held on April 21, 2020, the country had recently entered into a period of uncertainty relating to the COVID-19 pandemic with public lockdowns and strict gathering restrictions. As such, the annual meeting was conducted in accordance with local restrictions and was attended by two Directors and members of executive management necessary to complete the scheduled business.

CODE OF BUSINESS CONDUCT AND ETHICS

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. The full text of our Code of Business Conduct and Ethics is available on our corporate website at investor.equitybank.com. The Code of Business Conduct and Ethics may be accessed by selecting “Investor Relations” and then “Corporate Governance” from the menus on our website.

DIRECTOR INDEPENDENCE

Under the rules of the NASDAQ, independent directors must comprise a majority of our Board. The rules of the NASDAQ, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors. Our Board has evaluated the independence of its members and our director nominees based upon the rules of the NASDAQ and the SEC. Applying these standards, our Board has affirmatively determined that, with the exception of Brad S. Elliott and Gregory H. Kossover, each of our directors is an independent director, as defined under the applicable rules.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of the date of this Proxy Statement, no members of our Compensation Committee are or have been an officer or employee of us or any of our subsidiaries. In addition, none of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

DIRECTOR COMPENSATION

The Board’s philosophy for director compensation is to provide the Company with the best opportunity to compete for, attract, and retain qualified board members, compensate board members fairly and in alignment with stockholder’s interests, and be fiscally responsible for the long-term success and viability of the Company.

The Compensation Committee evaluates the competitiveness of director compensation on an ongoing basis and makes pay recommendations to the full Board for approval at least annually, utilizing data from compensation studies, surveys, and proxy disclosures of public peer companies, among other information. Since the directors of the Company are representing the stockholders, the Company feels these directors should also be stockholders of the Company. Including equity as part of the annual director compensation package increases the share ownership of directors and increases their interest in the Company.

During 2020, for the 2020 service year, we paid each of our non-employee directors a cash retainer of $32,000 and issued each common stock with a value of $30,000 for their service as a director. In addition, we paid the non-employee members of our Compensation, Corporate Governance and Nominating, Trust, and Risk Management Committees $3,500 for services on such committees during the same period. The chairman of each of these committees earned $7,500 for serving in such role. Each member of our Audit Committee received a retainer of $4,500 for serving on the committee during the period. The chairman of our Audit Committee received a retainer of $10,000 for serving in such role. We paid our non-employee directors that serve on Equity Bank’s Credit Committee a retainer of $30,000 for serving on the committee.

Pursuant to our director compensation policy we prepay our directors’ fees on May 1 of each year and the fees are earned over a one-year period. We also reimburse all non-employee directors for their reasonable out-of-pocket travel expenses incurred in attending meetings of our Board or any committees of the Board. Common stock issuance to non-employee directors is immediately vested; however, if the director were to leave over the service period, defined as one year from the issuance, the shares as well as prepaid director fees are subject to the Company’s clawback policy. In May 2019, the Company adopted stock ownership guidelines for outside directors. The guidelines require Board members to obtain and maintain beneficial ownership (by Company grant and through individual purchase) of $500,000 of value in the Company’s stock within five years of adopting the guidelines or initial election to the Board. We believe that stock ownership of our directors aligns their interests with those of our long-term stockholders.

Fees paid to directors in 2020 were unchanged from 2019.

All of our directors also serve as directors of Equity Bank. During 2020, our directors did not receive any additional compensation for service on the board of Equity Bank. Mr. Elliott did not receive any additional compensation for service on our Board or Equity Bank’s board of directors for 2020. The board fees received by Mr. Kossover are reflected in his compensation discussed in the Summary Compensation Table.

The following table sets forth the compensation earned during for the fiscal year ended December 31, 2020 by each non-employee director who served on our Board in 2020:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Gary C. Allerheiligen	$49,000	$30,000	$79,000
James L. Berglund	65,500	30,000	95,500
Junetta M. Everett (3)	23,667	20,000	43,667
Gregory L. Gaeddert	47,500	30,000	77,500
Benjamen M. Hutton (3)	23,667	20,000	43,667
R. Renee Koger	37,833	30,000	67,833
Jerry P. Maland	38,167	30,000	68,167
Shawn D. Penner	69,500	30,000	99,500
Harvey R. Sorensen	39,000	30,000	69,000

(1)	For the 2019 and 2020 service years, director retainer and committee fees were prepaid in cash on May 1 and will be earned over the service period ending April 30 of the proceeding year.
(2)	In addition to retainer and committee fees, for the 2019 and 2020 service years, each director of the Company also received a share issuance equal to $30,000, or 1,138 and 1,967 shares, respectively.
(3)	Ms. Everett and Mr. Hutton were elected to the Board at the 2020 Annual Meeting of Stockholders.

ITEM TWO: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We believe that our compensation programs are designed to align the interests of our executive officers with those of our stockholders. Our compensation philosophy is to provide market-competitive programs that ensure we attract and retain high-performing talent and properly incentivize executives to continually improve company performance and increase stockholder value over time. We are providing our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “Say on Pay” proposal, gives you as a stockholder the opportunity to endorse the compensation of our named executive officers. We encourage you to review the tables and our narrative discussion included in this proxy statement.

Our executive officers, including our named executive officers (“NEOs”), as identified in “Executive Compensation—Compensation Discussion and Analysis”, are critical to our success. We design our executive compensation program to drive performance relative to our short-term operational objectives and long-term strategic goals; align our executives’ interests with those of our stockholders by placing a substantial portion of total compensation at risk; and attract and retain highly-qualified executives.

This vote is not intended to address any specific item of compensation, but the overall compensation of our NEOs and the philosophy, program elements and process described in this proxy statement. Accordingly, we recommend that you vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that on an advisory basis, the 2020 compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related disclosures in this proxy statement for its 2021 Annual Meeting of Stockholders is hereby approved.”

This Say on Pay vote is advisory and therefore will not be binding on the company, the Compensation Committee or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the NEOs’ compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

VOTE REQUIRED

The approval of the non-binding, advisory vote on the compensation of the named executive officers disclosed in this proxy statement requires the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting. An abstention with respect to advisory approval of named executive compensation will have the effect of a vote against the proposal. A broker non-vote will not affect the outcome of this proposal.

RECOMMENDATION OF THE BOARD

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

ITEM THREE: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by federal securities laws, the Board of Directors is providing our stockholders with an opportunity to vote on the frequency of future advisory votes on the compensation of our named executive officers. Stockholders may choose to approve holding an advisory vote on the compensation of our named executive officers annually, biennially or triennially. Accordingly, we are asking stockholders whether the advisory vote should occur every year, every two years or every three years.

The Company has not historically provided an opportunity to stockholders to vote on compensation of our named executive officers. In 2021, with the expiration of the Company’s Emerging Growth Company status, the Board has implemented a ‘say on pay’ vote related to the compensation of our named executive’s during 2020 and believes an annual advisory vote moving forward will allow the Board to obtain information on stockholders’ views of the compensation of our named executive officers on a more consistent and timely basis. In addition, the Board believes an annual advisory vote on the compensation of our named executive officers will provide the Board of Directors and the Compensation Committee with frequent input from stockholders on our compensation programs for our named executive officers. Finally, the Board believes an annual advisory vote on the compensation of the Company’s executive officers aligns more closely with the Company’s objective to engage in regular dialogue with its stockholders on corporate governance matters, including the Company’s executive compensation philosophy, policies and programs.

Although this advisory vote on the frequency of the ‘Say-on-Pay’ vote is non-binding, the Board and our Compensation Committee will review and consider the outcome of this advisory vote when determining how often to present future advisory votes on compensation of our named executive officers to stockholders.

VOTE REQUIRED

The approval of the frequency of the `Say-on-Pay’ votes requires the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting. An abstention with respect to advisory approval of frequency of `Say-on-Pay’ votes will have the effect of a vote against each frequency. A broker non-vote will not affect the outcome of this proposal. Because this vote is non-binding and advisory, if none of the frequency options receives a majority of the votes, the choice receiving the greatest number of votes will be considered the frequency recommended by the Company’s stockholders.

RECOMMENDATION OF THE BOARD

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR “ONE YEAR” AS THE FREQUENCY FOR ANNUAL ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVES.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion & Analysis (“CD&A”), provides a description of the material elements of our compensation programs as well as perspective and context for the 2020 compensation decisions for our executive officers named in the Summary Compensation Table referred to in this CD&A and in subsequent tables as our named executive officers (“NEOs”). The following officers are our NEOs for 2020:

Name	Title
Brad S. Elliott	Chief Executive Officer and Chairman of the Board
Eric R. Newell (1)	Executive Vice President, Chief Financial Officer
Craig L. Anderson (2)	Executive Vice President, President of Equity Bank
Julie A. Huber	Executive Vice President, Strategic Initiatives
Greg H. Kossover (3)	Executive Vice President, Chief Operating Officer and Director
Brett A. Reber	Executive Vice President, General Counsel

(1)	Mr. Newell joined the Company on April 30, 2020 and was appointed Chief Financial Officer on that date.
(2)	Mr. Anderson was promoted to President of Equity Bank from Chief Operating Officer effective April 30, 2020.
(3)	Mr. Kossover served as Chief Financial Officer until April 30, 2020 at which point he was appointed Chief Operating Officer.

The CD&A is organized into the following sections:

1.	Executive Summary
2.	Compensation Philosophy and Best Practices
3.	Program Elements and Pay Decisions
4.	Compensation Process
5.	Other Factors Affecting Executive Compensation

Executive Summary

Business Performance

Executive leadership at the Company adeptly responded to the COVID-19 pandemic despite the uncertainty it introduced into the business environment of the Company as well as its customers and employees. The headwinds that existed throughout the year were considerable. Despite this, the Company took actions in response to COVID-19 to be available for our customers when many of our competitors were unwilling or unable to do the same, while at the same time offering protections to our employees through programs of prevention and protection from the COVID-19 virus. We believe that due to our steadfast commitment to serving our customers through this uncertain environment, the actions of our employees and officers defended and improved the Company’s franchise value. In looking at the compensation decisions made in 2020, the Compensation Committee and the Board were focused on serving our customers while operating in a way that added stockholder value while prudently managing risk.

During 2020, the Company originated $374 million of Paycheck Protection Plan (“PPP”) loans, serving as a support to over 5,000 customers which supported an estimated 100,000 jobs. The Company also offered support to new customers through the Federal Reserve Bank of Boston’s Main Street Lending Facility Program, originating $282 million of loans under the program. Our entire team at Equity worked tirelessly to provide essential support to our existing and new customers in the markets that we serve. PPP positively impacted the Company’s results in 2020, primarily through the recognition of $6.1 million of origination income associated with successful forgiveness by the SBA of our customers’ PPP loans.

In 2020, the Company recognized a net loss of $75.0 million, compared to net income of $25.6 million in 2019. Pre-tax loss in 2020 was $74.6 million, as compared to pre-tax income of $32.9 million in 2019. Our GAAP results reflect a goodwill impairment of $104.8 million the Company recognized in the quarter ending September 30, 2020. When the goodwill impairment is excluded, pro-forma pre-tax income in 2020 would have been $30.2 million. The goodwill impairment was deemed necessary due to the results of an independent valuation and did not adversely impact tangible stockholder value. Company management responded to the economic uncertainty by providing $24.3 million of provision for loan losses in 2020, compared to $18.4 million in 2019 which was also elevated due to a previously disclosed credit loss in 2019. Despite the large level of provisions for loan losses, we did not experience a degradation of asset quality metrics, and consequently, improved the coverage of allowance for loan losses to non-performing loans. Pre-tax, pre-loan loss provision revenue, a measure we focus on, totaled $54.5 million when excluding the $104.8 million goodwill impairment for the year ending December 31, 2020 compared to $51.2 million for the year ending December 31, 2019. While the goodwill impairment had an unfavorable impact on the Company’s book value; tangible book value was unaffected. Tangible book value growth during 2020 was $3.93 per share and increased to $24.68 per share at December 31, 2020 from $20.75 per share at the comparable period-end.

The Company completed our purchase of assets and assumption of deposits of Almena State Bank (“Almena”), facilitated by the FDIC, consisting of one branch location in Norton, Kansas, and one branch location in Almena, Kansas, on October 23, 2020. At closing this transaction included total assets of $66.9 million, net loans of $31.4 million and total deposits of $62.5 million.

Tangible book value and tangible book value per share are financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See “Reconciliation of GAAP and Non-GAAP Financial Measures” in Form 10-K filed by the Company on March 9, 2021.

2020 Executive Compensation Program Highlights

The Company targets executive compensation to be in a competitive range with our peer group while considering other factors and minimizing risk. For 2020, the components of our NEO compensation included:

Compensation Component	Purpose and Objectives	Key Features and Performance Metrics
Base Salary	Salaries provide market competitive pay commensurate to job responsibilities.	• Annual adjustments based on achievement of individual performance goals, competitive considerations, and changes in responsibilities, when applicable.
Executive Incentive Plan (“EIP”)	Motivates and rewards NEOs for achievement of strategic and tactical goals over the performance period, generally in relation to the board approved budget.

•  NEO must be employed on the date the incentive award is paid.

•  Business performance metrics for 2020: (a) Adjusted Pre-Tax Income relative to budget; (b) Credit Quality relative to budget; (c) net over-head ratio relative to budget; and (d) Non-interest bearing deposit growth relative to budget.

•  Depending on the NEO, corporate performance determines between 40% and 100% of base salary in EIP opportunity.

•  This award is paid in cash.

Long Term Incentive Plan (“LTI”) – Time Vested RSU	Promotes retention of talent; as well as aligns NEO interests with long-term value creation as well as stockholder interests.

•  50% of total long-term incentive

•  RSU vest ratably over three years from the date of grant.

•  NEO must be employed on the date of vesting, with exceptions.

•  NEO performance must be in good standing for the measurement period.

Long Term Incentive Plan (“LTI”) – Performance RSU	Promotes retention of talent; as well as aligns NEO interests with long-term value creation as well as stockholder interests.

•  50% of total long-term incentive earned at target.

•  PSU cliff vests at end of three-year measurement period.

•  50% of performance criteria weighted to relative total stock return.

•  50% of performance criteria weighted to relative core EPS growth.

•  100% of the award is subject to forfeiture if below 35th percentile of index.

•  NEO must be employed on the date of vesting, with exceptions.

•  NEO performance must be in good standing for the measurement period.

Compensation Philosophy and Best Practices

Compensation Philosophy

We believe that executive compensation should be directly linked to continuous improvements in corporate performance while remaining competitive relative to the compensation levels and practices of our peers. Our compensation philosophy describes the framework for our decision making and is intended to include industry best practice compensation features. Annually, the Compensation Committee reviews our executive compensation philosophy and practices, in coordination with our independent compensation consultant, to ensure that our programs drive appropriate behaviors and are competitive as well as being aligned with the interests of long-term stockholders.

Key attributes of our executive compensation programs:

•	Drive performance relative to clearly defined goals, balancing short-term operational objectives with long-term strategic goals;

•	Align executives’ long-term interests with stockholders by placing a substantial portion of total compensation at risk, contingent on Company performance and the executive’s ongoing employment;

•	Ensure compensation programs have a positively correlated relationship with changes in Company performance and the executive’s individual performance;

•	Encourage our executives to take actions that are aligned with the interests of long-term stockholders through the use of stock-based compensation;

•

Attract and retain highly talented and qualified executives to achieve our financial goals and maintain stability in our executive management team through market competitive compensation that aligns executive’s interests with those of our long-term stockholders;

•	Adequately assess and limit risks in our compensation plans through plan design and clawback provisions; and

•	Use independent consultants and advisors to ensure practices are competitive to the market and the Company’s peers.

Best Practices

The Compensation Committee continued to utilize and deploy sound governance and risk management practices that align with our compensation philosophy:

What We Do
Pay for performance	Say on pay vote, commencing with the 2021 annual meeting.
Above target and maximum long-term incentive payouts only when we outperform our peer benchmarks	Prohibit our senior executive officers and directors from engaging in hedging transactions
Incentive plan directly linked to strategic and objective financial goals	Stock ownership guidelines and stock holding requirements for the Board of Directors
A significant portion of long-term incentives earned based on relative TSR performance	Total direct target compensation aimed at market median with actual pay that varies based on performance
Robust clawback policy allowing for recoup of any excess compensation paid to the NEOs if the Company restates its financial results upon which an award is based	A Compensation Committee composed entirely of independent directors overseeing the Company’s executive compensation policies
Annual peer group review	Annual risk assessments performed
Independent compensation consultant

What We Do Not Do
No tax-gross ups in our change in control arrangements
No repricing of stock options without stockholder approval
No excessive perquisites

Say-on-Pay Vote

At our annual meeting of stockholders to be held in 2021, and as required by the “say-on-pay” rules of the SEC, we will seek the approval, on an advisory basis, of our stockholders, relating to our executive compensation program as described in this proxy statement. Due to the Company’s prior status as an emerging growth company, 2021 will be the first year our “say-on-pay” vote will be held. The Compensation Committee intends to monitor the results of this vote and continually assess our executive compensation structure, programs, and policies accordingly, as applicable, particularly if the assessment uncovers any “problematic” pay practices.

Program Elements and Pay Decisions

We compensate our named executive officers through a mix of:

•	base salary;

•	performance-based annual cash incentives;

•	long-term equity incentive compensation (awarded in the form of Restricted Stock Units with three-year vesting periods and Performance Share Units with three-year cliff vesting periods); and

•	other benefits, which include certain perquisites.

We believe the current mix and value of these compensation elements provide our named executive officers with total annual compensation that is both reasonable and competitive within our markets, appropriately reflects our performance and the executive’s particular contributions to that performance, and takes into account applicable regulatory guidelines and requirements. We intend for our compensation program to be performance-based, where the opportunity to earn higher compensation (via our short- and long-term incentive plans) is provided if performance warrants.

Base Salary

The base salaries of our NEOs have been historically reviewed and set annually by the Board working with our Compensation Committee as part of the Company’s performance review process as well as upon the promotion of an executive officer to a new position or other change in job responsibility. In establishing base salaries for our named executive officers, the Compensation Committee has relied on external market data obtained from outside sources including banking industry trade groups and the recommendation of our independent compensation consultant. In addition to considering the information obtained from such sources, the Compensation Committee has considered:

•	each named executive officer’s scope of responsibility;

•	each named executive officer’s years of experience;

•	the types and amount of the elements of compensation to be paid to each named executive officer;

•

our overall financial performance and performance with respect to other aspects of our operations, such as our growth, asset quality, profitability and other matters, including the status of our relationship with the banking regulatory agencies; and

•	each named executive officer’s individual performance and contributions to our company-wide performance, including leadership, team work and community service.

Below, we detail the salary increases from 2019 to 2020 for the named executive officers. Our Compensation Committee considers market practices, external competitiveness, shareholder interests and advice from our independent compensation consultant in establishing base salaries. The Compensation Committee determined each of the NEOs base salaries for fiscal year 2020 at the beginning of the fiscal year. We intend for our executive’s compensation to approximate the market median and for the total compensation opportunity for such executive officers to approximate the market median level when combined with base salary and target annual bonuses. Individual performance or other factors may result in awards which are above or below the market median.

NEO	2019 Base Salary	2020 Base Salary *	% increase
Brad S. Elliott	$715,000	$715,000	0%
Eric R. Newell	n/a	$350,000 (1)	n/a
Craig L. Anderson	$350,000	$357,000	2%
Julie A. Huber	$250,000	$275,000	10% (2)
Greg H. Kossover	$400,000	$400,000	0%
Brett A. Reber	$275,000	$275,000	0%

*	Effective January 1, 2020
(1)	Effective April 30, 2020
(2)	Ms. Huber’s salary adjustment reflected additional responsibilities assigned to her in 2020, including overseeing deposit strategy, marketing, and treasury management

Annual Executive Incentive Plan

We typically pay an annual cash incentive award to our NEOs. Annual incentive awards are intended to recognize and reward those named executive officers who contribute meaningfully to our performance for the year. The Compensation Committee determines whether such bonuses will be paid for any year and the amount of any bonus paid is based upon an annually established formula and specific performance measures.

In early 2020, the Company updated its design of the performance-based cash incentive plan to better align executive pay with performance, drive the Company’s strategic goals, and drive superior financial results and adopted the Annual Executive Incentive Plan (“EIP”). While the adoption of the EIP in 2020 was completed prior to the emergence of COVID-19, the pandemic did influence the Company’s results, as described further below. The EIP is designed to achieve the following goals and objectives:

•	recognize and reward achievement of the Company’s annual business goals critical to driving our long-term strategy:

•	motivate and reward superior performance;

•	attract and retain talent needed for the Company’s success;

•	be competitive with market;

•	encourage teamwork and collaboration through shared goals; and

•	ensure incentives support sound risk management practices.

Incentive Opportunity

All executive officers participate in the EIP, which is administered by the Compensation Committee of the Board of Directors. The EIP is an annual incentive plan designed to encourage participants to focus on key performance goals during the performance period, which in 2020, was January 1, 2020 through December 31, 2020. The EIP provides participants with an opportunity to earn variable rewards that are contingent on a combination of Company and Individual performance. The Company uses a proportional approach to determine the incentive payouts when performance goals are between threshold and target, and target and maximum. If performance is below a stated threshold, then no payment is made for the applicable component. Payouts are subject to satisfactory regulatory ratings. Any EIP payouts are also subject to the Company’s Clawback policy and can be adjusted by the Committee based on extraordinary events.

2020 EIP Award Opportunity as a Percent of Salary (Interpolated between performance levels)
NEO	Threshold (70-80%)	Target (100%)	Maximum (130%)
Brad S. Elliott	60%	75%	97.5%
Eric R. Newell	52%	65%	84.5%
Craig L. Anderson	45.5%	65%	84.5%
Julie A. Huber	35%	50%	65%
Greg H. Kossover (1)	1/1/2020-7/31/2020: 60% 8/1/2020-12/31/2020: 52%	1/1/2020-7/31/2020: 75% 8/1/2020-12/31/2020: 65%	1/1/2020-7/31/2020: 97.5% 8/1/2020-12/31/2020: 84.5%
Brett A. Reber	31.5%	45%	58.5%

(1)

Mr. Kossover’s responsibilities as Chief Financial Officer officially ended on July 31, 2020 with the completion and filing of the June 30, 2020 10-Q and his new incentive opportunity as Chief Operating Officer became effective on August 1, 2020.

2020 corporate goals in the EIP and actual results (dollars in thousands):

	Weighting of Performance	Threshold/ Target/	2020 EIP Performance Goals			2020 Actual Results /
Performance Measure	Measure	Stretch	Threshold	Target	Maximum	Pay Out %
Adjusted Pre-tax Income, relative to the Budget Adjusted Pre-tax Income (000)	60%	70-80% / 100% / 130%	$35,487	$50,696	$65,905	$58,904 (1) / 116.19%
Credit Quality (in relation to capital and allowance for loan loss) relative to the Budget	10%	54% / 100% / 112%	25%	17.1%	15%	17.33% (2) / 101.36%
Net-over-head Ratio (non-interest income relative to non-interest expense) relative to Budget	10%	70% / 100% / 130%	19.4%	27.7%	35.9%	24.86% (3) / 89.90%
Non-Interest Bearing Deposits Growth relative to Budget	20%	85% / 100% / No Cap	2.1%	2.5%	5%	64.55% / NM (4)

(1)

Company GAAP pre-tax loss of $74,570 was adjusted favorably by $155 of marginal net securities losses, $104,831 goodwill impairment, $299 of merger related expenses, $943 of branch closure expenses, and $29,391 provision expense to normalize loan loss provision to 1.9% year-over-year change in loans offset unfavorably by $2,145 of bargain purchase gain associated with Almena State Bank transaction. Normalization of provision is due to the Company’s anticipated adoption of Current Expected Credit Losses (“CECL”) and the potential non-operating impact of that adoption.

(2)	Classified assets excluded $14,239 of assets acquired from the Federal Deposit Insurance Corporation (“FDIC”) receivership of Almena State Bank
(3)

Adjustments included the exclusion of $2,145 of bargain purchase gain from non-interest income and exclusion of $104,831 of goodwill impairment expense, $299 of merger expenses, $943 of branch closure expenses, and $3,389 of other expenses deemed warranted by management and agreed to by the Compensation Committee

(4)

Adjustments included $2,500 of deposits acquired from FDIC receivership of Almena State Bank. Growth of non-interest bearing deposits on an adjusted basis was 64.5%, resulting in an actual result of over 2,500%. Given that the original plan design had no cap with this measure due to the Committee’s desire to incentive performance related to core deposit growth, the Compensation Committee determined it would be appropriate to cap this at 200%.

Messrs. Elliott, Newell, Kossover and Ms. Huber all have 100% of the EIP earning opportunity assigned to the corporate goals in the previous table.

Mr. Anderson’s EIP opportunity is composed 40% of business initiatives and 60% individual performance goals. Mr. Anderson’s individual performance goals were attainment of (1) budgeted loan growth, (2) budgeted yield on loans; and (3) budgeted loan fee income. The Compensation Committee determined that Mr. Anderson qualified for 130% payout of his target after considering the performance he exhibited through leadership of loan origination teams with both the Paycheck Protection Program (“PPP”) and Main Street Lending Facility Program, in addition to traditional origination activities. Furthermore, the Company experienced an improvement of net checking growth in 2020 from earlier periods under Mr. Anderson’s supervision, contributing to non-interest deposit growth and unrelated to any government lending support programs.

Mr. Reber’s EIP opportunity is composed 80% of business initiatives and 20% individual performance goals. The Compensation Committee determined that Mr. Reber qualified for 100% payout of his target after considering his performance against his individual goals.

The following tables shows the total payout opportunity and the total actual payout of annual cash incentives for the performance year January 1, 2020 through December 31, 2020.

NEO	2020 Incentive Target		2020 Incentive Actual	% of Target Incentive
Brad S. Elliott	$536,250		$689,720	129%
Eric R. Newell	$151,674	(1)	$195,072	129%
Craig L. Anderson	$232,050		$300,383	129%
Julie A. Huber	$137,500		$216,851	158%
Greg H. Kossover	$283,333	(2)	$364,403	128%
Brett A. Reber	$123,750		$152,083	123%

(1)	Mr. Newell’s incentive is prorated from his start date of April 30, 2020, or 66.67%
(2)	Mr. Kossover’s incentive target was 75% of base from January 1, 2020 to July 31, 2020 and 65% of base from August 1, 2020 to December 31, 2020

Ms. Huber was provided a discretionary bonus in addition to the calculated bonus earned in the EIP totaling $40,000.    Ms. Huber was instrumental to the design and oversight of both phases in 2020 of PPP. Furthermore, she led the Company’s efforts to gain forgiveness from the SBA of customers’ PPP loans and consequently, led to the full recognition of origination fee income associated with forgiven loans, which was a meaningful contributor to the full year recognition of $6.3 million of SBA origination fee income related to the PPP program. Due these efforts the Committee approved the discretionary bonus.

Individual Performance

The Compensation Committee believes individual performance of our NEOs is relevant in all compensation decisions. The Compensation Committee formally considers individual performance in determining annual merit base salary changes and for the determination of the individual performance portion of the EIP, when applicable. The Committee measures individual performance for NEOs using an annual goal setting process that aligns individual goals with the annual budget, the strategic plan and key business initiatives.

Individual performance adjustments reflect the level of achievement for our NEOs against annual individual performance goals. Individual performance for all employees, including our NEOs, is assessed using an annual performance management process. Goals are established at the beginning of the year and performance is assessed against these goals at the end of the year. Performance goals align our annual business plans and long-term strategic plans, including financial and operating metrics, business development, governance and risk management, people and organization development and customer experience. For 2020, all our NEOs met or exceeded expectations relative to their individual performance goals.

NEO	Performance Highlights
Brad S. Elliott

•  Mr. Elliott’s 2020 performance goals aligned with enhancement of stockholder value and were primarily based on business performance and organizational development;

•  Additionally, he is responsible for the Company’s active community involvement, strong and constructive regulatory relationships and stockholder engagement;

•  Successfully managed the Company through its pandemic response to COVID-19; and

•  Key performance measures for 2020 include tangible book value growth of $3.93 per share to $24.68 per share; increased pre-tax, pre-loan loss provision $3.3 million in the year ending December 31, 2020 when compared to the previous year, and excluding goodwill impairment, and raising offensive capital of $75 million through a subordinated debt issuance.

Eric R. Newell

•  Mr. Newell effectively transitioned into the CFO role, fully taking over responsibilities subsequent to the filing of the June 30, 2020 10-Q;

•  Managed the accounting team through complex accounting issues, including the continued development and implementation of Current Expected Credit Losses (“CECL”) model and the Company’s goodwill valuation;

•  Oversaw an evaluation and improvement of the Company’s press release and investor decks for improved communication to investors; and

•  Worked with the Company’s Chief Information Officer to implement improved oversight of information technology capital projects and design of an Executive IT Steering Committee.

Craig L. Anderson

•  Mr. Anderson led the sales efforts for the Paycheck Protection Program (PPP) and Federal Reserve Bank of Boston’s Main Street Lending Facility originating $374 million and $282 million, respectively, in loans and approximately $100 million in new deposits, and several new treasury management relationships;

•  Restructured the leadership team in the Ozark Mountain region. He successfully recruited key senior leaders in Wichita, Kansas City, and Western Missouri;

•  He partnered with external sales consultants to deliver sales training to our retail and commercial associates which resulted in an increase in net checking accounts and growth in non-interest bearing accounts; and

•  Continued the development of our Trust and Wealth Management division, which more than doubled assets under management in 2020 from the prior year.

Julie A. Huber

•  Ms. Huber successfully oversaw the design and implementation of both phases of 2020 PPP as well as loan forgiveness which contributed to the company recognizing $6.1 million of origination fee income;

•  Effectively oversaw the design and implementation of the Federal Reserve Bank of Boston’s Main Street Lending Facility Program, resulting in the Company originating $282 million of loans under the program and $76 million of non-interest bearing deposit accounts;

•  Successfully managed the operational acquisition and integration of deposits and loans of Almena State Bank, through receivership from the FDIC; and

•  Oversaw the Company’s implementation of digital initiatives across the organization resulting in a 5.6% increase in checking accounts and a 32.2% increase in online banking users in 2020.

NEO	Performance Highlights
Greg H. Kossover

•  Mr. Kossover successfully transitioned the role of CFO to successor and acted as an advisor to Mr. Newell through the transition;

•  Effectively transitioned into the COO role managing the Chief Credit Officer, Chief Services Officer which oversees information technology and loan and deposit operations, and the Chief Human Resources Officer;

•  Oversaw the Company’s process of raising offensive capital totaling $75 million through a subordinated debt issuance; and

•  Led the special assets team to reductions in non-accrual loans, other real estate owned and year over year net charge offs.

Brett A. Reber

•  Mr. Reber successfully organized and implemented the Company’s first “in-house” legal department;

•  Created criteria and selected preferred outside counsel to control quality and timeliness of legal representation;

•  Aided special asset team to achieve significant reduction in non-accrual loans and favorable disposition of other real estate owned;

•  Led and directed collection efforts for high priority customer workout projects; and

•  Responsible for oversight and reduction of significant outside legal expense.

Long-Term Incentive Equity Plan (“LTIP”)

The Company believes that equity compensation is a critical component of a total direct compensation package which enhances that Company’s ability to recruit, retain and reward key talents needed for the Company’s success, align executives’ interests with those of our stockholders, encourage executives’ best performance and provide incentives for long-term sustained performance. Our stockholder-approved stock incentive plan allows us to execute our philosophy by providing equity compensation to our key executives and Board members.

The Compensation Committee approves equity awards to members of the executive management team, including the CEO and NEOs, pursuant to the Company’s stockholder-approved Amended and Restated 2013 Stock Incentive Plan (the “2013 Plan” or the “Plan”). In determining the form of equity to be granted the Committee considered many factors including the ability to drive corporate performance, retention, executive officers’ current stock ownership level, tax and accounting treatment and the impact on dilution. Awards were made in consideration of market practice and alignment with the Company’s compensation philosophy.

In 2020, the Company updated the Long-Term Incentive Plan (“LTIP”) to better align executive pay with performance, drive the Company’s strategic goals, and drive superior financial results. The LTIP is designed to support the Company’s pay for performance philosophy and reward key executives for creating long-term stockholder value. More specifically, the LTIP is designed to meet the following objectives:

•	Performance: Reward key executives for driving long-term, sustained performance (e.g. stock price, specific performance measures).

•	Stockholder Alignment: Align executives with stockholder interests through performance goals and focus on stockholder value appreciation.

•	Ownership: Ensure executives have an ownership/equity interest.

•	Retention: Enable the Company to retain senior executives.

•	Sound Risk Management: Provide a balanced view of performance and align rewards with the time horizon of risk.

•	Market Competitive: Position executive total compensation to provide market competitive opportunities that are aligned with performance.

LTIP Governance Features

The Company desires to promote best practices by aligning equity compensation arrangements with the interests of our stockholders. As a result, important governance features were incorporated into the LTIP, including, but not limited to the items below:

•	No “hedging” or “pledging” (see “Hedging and Pledging Policies”).

•	No stock option repricing is permitted.

•	No liberal share recycling. Shares of common stock are not allowed to be added back to the plan reserve for future grants under certain circumstances, as described in the LTIP.

•	No tax gross-ups.

•	Material amendments require stockholder approval.

•	The LTIP does not contain an “evergreen” feature that automatically replenishes the shares available for future grants.

•	The LTIP does not provide for “reload” or other automatic grants to any participant.

•	No “single-trigger” change-in-control equity vesting acceleration.

Treatment of LTIP Awards Under Termination Events

The Long-Term Incentive Plan details treatment of performance-vested restricted stock units (“PRSUs”) and time-vested restricted stock units (“TRSUs”) under various employment termination events. For PRSU awards, if the grantee’s employment with the Company is involuntarily terminated without cause, the grantee retires, or the grantee becomes disabled or death occurs (as defined in the Plan) before the last day of the Performance Period, then a pro-rata portion of PRSUs will immediately vest (or continue to vest, in the case of disability), calculated based on the number of months worked during the three-year performance period. Upon involuntary termination without cause or retirement, performance will be measured using the most recent completed fiscal quarter before the executive’s termination. Upon death, performance will be calculated at the target level. Upon disability, performance will be determined as the actual performance after the performance period ends. If actual performance cannot be determined, PRSUs will be paid at target performance level.

TRSU awards provide that if the grantee’s employment with the Company is terminated due to involuntary termination without cause or retirement (as defined in the Plan) before the last day of the vesting period, then a pro-rata portion of TRSUs will vest immediately, calculated based on the number of months worked during the performance period. Upon death or disability, all unvested TRSUs will vest immediately.

If the grantee’s employment with the Company is terminated for Cause, all unvested PRSUs and TRSUs shall be forfeited.

Upon a change in control and termination, also known as a “double trigger,” TRSUs will be vested and PRSUs will vest based on actual performance measured for the most recently completed fiscal quarter.

2020 LTIP Awards

The Compensation Committee considers market practices, external competitiveness, shareholder interests and advice from our independent compensation consultant in establishing the amount and characteristics of equity award grants. The Compensation Committee determined the level of long-term incentive grants for fiscal year 2020 at the beginning of the fiscal year. Prior to making the grants, the committee established an intended long-term incentive value for each named executive officer. When setting these intended values, the committee considered competitive market data from the peer group prepared by our independent compensation consultant and target total compensation opportunities. We intend that the value of long-term incentive awards for our executives approximate the market median and the total compensation opportunity for such executive officers approximate the market median level when combined with base salary and target annual bonuses. Individual performance or other factors may result in awards which are above or below the market median. These factors include tenure and experience, succession planning and retention, subjective evaluations of performance, historical grant levels and other recent compensation actions with respect to the individual. The actual value of equity awards realized by any individual may differ significantly (up or down) from the intended value due to changes in our stock price over the life of the awards and the extent to which performance goals are met in the case of performance-based RSUs.

The 2020 annual equity grants were comprised of 50% performance-vesting restricted stock units (“performance shares”) and 50% time-vested restricted stock units. The Compensation Committee established the target levels of achievement to be challenging yet reasonably attainable, with threshold awards set at expected levels of achievement, and maximum awards set at an extremely difficult level of achievement. Levels of achievement for both goals were assessed using a combination of budget, our historical performance, peer group performance, and the Company’s best estimates for future performance.

The Compensation Committee has discretion to adjust the performance vested awards by +/- 20% depending on extraordinary events or the Company’s performance in other areas.

2020 Equity Awards
Named Executive Officer	Time Vested Restricted Stock (# of shares)	Performance Vested Restricted Stock Units (# of shares)	Value at Target ($000)
Brad S. Elliott	8,323	8,323	$465
Eric R. Newell (1)	—	—	—
Craig L. Anderson	3,694	3,694	$206
Julie A. Huber	2,015	2,015	$113
Greg H. Kossover	3,940	3,940	$220
Brett A. Reber	2,216	2,216	$124

(1)

Mr. Newell was hired after the grant date of February 7, 2020 and did not receive equity awards through the annual grant process; however, as part of his April 30, 2020 employment agreement, he was awarded 14,577 shares on May 15, 2020 with a total value of $199,996 vesting ratably over five (5) years starting on the first anniversary of the grant date.

Performance-vested restricted stock units have a three-year performance period (January 1, 2020 – December 31, 2022) with performance criteria reflecting two key financial measures of equal weighting: the three year change in Total Stockholder Return (“TSR”) and the three year average of core earnings per share (“EPS”) growth, a non-GAAP measure. These goals were selected to reflect our focus on the Company’s long-term strategic goals and objectives which include sound risk management and stockholder value enhancement over the long-term time horizon, relative to our peers.

3-year Performance Relative to Index (1)	3-year Performance Relative to Peer Group	Payout Schedule
75th percentile	Stretch	150% of target
55th percentile	Target	100% of target
35th percentile	Threshold	50% of target
Below the 35th percentile	Below Threshold	0% of target

(1)

Will be measured based on the Company performance relative to an index of U.S. exchange traded commercial banks with assets between $3 billion and $10 billion at the time of grant. Index constituents acquired as of the end of the performance period, they will be removed for the entire performance period and not be replaced. In 2020, the peer index consisted of 91 banks with a median asset size of $5.38 billion.

Each measure’s performance is determined independently. A payout percentage will be interpolated between 50% and 150% dependent on the reported percentile to peers. The performance-based restricted stock units will vest as soon as practical after performance results are known and the Compensation Committee reviews and certifies the results. Time-vested restricted stock grants have an incremental vesting schedule which vests 33.33% per year beginning on the first anniversary of the grant date.

Below, we detail the equity award earning opportunity per executive officer as a percent of salary.

	2020 Grant Date Value of Equity Award as a % of Salary on Grant Date
		Performance-Based PSUs
NEO	Time-Based RSUs	Threshold	Target	Maximum
Brad S. Elliott	32.50%	16.25%	32.50%	48.75%
Eric R. Newell (1)	—	—	—	—
Craig L. Anderson	28.89%	14.44%	28.89%	43.33%
Julie A. Huber	20.46%	10.23%	20.46%	30.69%
Greg H. Kossover	27.50%	13.75%	27.50%	41.25%
Brett A. Reber	22.50%	11.25%	22.50%	33.75%

(1)	Mr. Newell was hired after the grant date of February 7, 2020

2018-2020 Performance Share Units

Performance-based restricted stock units were awarded to Messrs. Elliott and Kossover on February 22, 2018 and Mr. Anderson on May 1, 2018 which vested on the last day of the performance period, or December 31, 2020. However, because of the relative metrics involved in the vesting of these units, the result cannot be determined until fourth quarter earnings are reported by the Company’s performance reference group, which was defined by the Compensation Committee as an index of U.S. Banks with assets between $3 billion and $10 billion at the time of the grant (totaling 87 companies). The vesting of these performance units was based on two relative metrics of equal weighting: the three year change in Total Stockholder Return (“TSR”) and the three year average of core earnings per share (“EPS”) growth, a non-GAAP measure. For the first metric, three year change in TSR, the Company’s performance was in the 8th percentile of the reference group. As a result, the performance units tied to this metric did not meet the Threshold performance, defined as 35th percentile of the reference group; consequently, there was no payout related to these units. For the second metric, three year average growth of core EPS, the Company’s performance was in the 48th percentile of the reference group. As a result, the performance units tied to this metric meet the Threshold performance, defined as 35th percentile of the reference group; consequently, based on an interpolated basis, payout was 82.5% of target related to these units.

2018-2020 Performance Cycle
Named Executive Officer	Performance-Vested Restricted Stock Units Target (# of shares)	Performance-Vested Restricted Stock Units Vested (# of shares)	Total Vested as of December 31, 2020 (%)
Brad S. Elliott	27,071	11,166	41.25%
Eric R. Newell (1)	—	—	—
Craig L. Anderson (2)	2,286	942	41.25%
Julie A. Huber	—	—	—
Greg H. Kossover	20,303	8,374	41.25%
Brett A. Reber	—	—	—

(1)	Mr. Newell was hired after the grant date of February 28, 2018
(2)

Mr. Anderson was granted performance shares on May 1, 2018 in connection with his March 16, 2018 employment agreement. The PSUs measurement period and performance criteria was determined to be consistent with the PSUs granted to Messrs. Elliott and Kossover

Additional Benefits

In addition to the compensation paid to NEOs as described above, NEOs received, along with and on the same terms as other employees, certain benefits pursuant to the 401(k) Plan and life insurance. Eligible employees, including NEOs, may participate in our health and welfare benefit program, including medical, dental, vision coverage, disability and life insurance. These benefits are offered to all employees as part of our total compensation program.

We provide our NEOs with perquisites that the Committee believes are reasonable and consistent with our overall compensation program and allows NEOs to more effectively discharge their responsibilities to the company. Certain of our NEOs were provided with company-owned vehicles in 2020. The Company has more than 50 retail and commercial offices throughout Kansas, Missouri, Arkansas, and Oklahoma. Regular presence of our NEOs in the markets we serve is best accomplished by providing them with the use of company-owned transportation. We also reimburse all NEOs for membership costs for various clubs and organizations. The Committee believes these memberships provide important opportunities for business development activities and demonstrate our philosophy of community support and development in the markets we do business. The amounts attributed to each of our NEOs for personal use of company-owned transportation and membership reimbursements are included in the “All Other Compensation” column in the Summary Compensation Table.

Death Benefits for Certain Officers

The Company maintains an unfunded plan for a select group of officers whose lives have been insured by Bank Owned Life Insurance (“BOLI”) pursuant to which a multiple of the officer’s base salary at the time of death is payable over a stated time period to a beneficiary designated by the officer. The officer at the time of death must be actively employed by the Company.

Employee Stock Purchase Plan

Our NEOs are eligible to participate in our employee stock purchase plan (“ESPP”) on the same basis as all other employees. Our ESPP was approved by our stockholders at our 2019 Annual Meeting of Stockholders and the ESPP is structured as a qualified employee stock purchase plan under Section 423 of the Internal Revenue Code. The ESPP gives our employees an opportunity to purchase shares of our common stock at a discounted price subject to compliance with the terms of the ESPP. We believe that our stockholders will correspondingly benefit from the increased interest on the part of participating employees in our success.

Compensation Process

The Compensation Committee

The Compensation Committee is a standing committee that operates pursuant to a charge that has been approved by the Board of Directors. Each member of the Committee is independent as defined under applicable NASDAQ rules. While the committee receives input from the CEO and executives on certain information and data and regularly consults with its independent compensation consultant, the Committee is fully responsible for all aspects of compensation decisions for NEOs. To fulfill its responsibilities, the Committee meets throughout the year and also takes action by written consent. The Chairman of the Committee reports on Committee actions at meetings of the Company’s Board.

The Committee operates under a written charter that establishes its responsibilities. A copy of the Compensation Committee Charter can be found on the Company’s website investor.equitybank.com. The Committee reviews the Charter annually to ensure that the scope of the Charter is consistent with the Committee’s expected role. Under the Charter, the Committee is charged with general responsibility for the oversight and administration of our executive compensation program. Annually, the Committee reviews all compensation components and incentives, long-term incentives, benefits and other perquisites. In addition to reviewing competitive market values, the Committee examines the total compensation mix, pay for performance relations and alignment with our compensation philosophy. The Committee also reviews the employment agreements for NEOs. As the Committee makes decisions regarding the CEO and other executive officers’ compensation, input and data from management and outside advisors are provided for external reference and perspective. While the CEO makes recommendations on other executive officers’ compensation, the Committee is ultimately responsible for approving compensation for all executive officers. The Committee meets regularly in executive session without management.

The Compensation Committee Independent Compensation Consultant

Pursuant to its Charter, the Committee has the sole authority to retain, terminate, obtain advice from, oversee and compensate its outside advisors, including its compensation consultant. The Committee has access to the funding it needs to solicit advisory services to meet their requirements.

The Compensation Committee engaged Blanchard Consulting Group as its independent compensation consultants in 2020 to advise the Compensation Committee on executive compensation matters, short- and long-term incentive compensation programs, compliance with SEC rules and regulations for compensation plans and arrangements, and to provide it with information and data concerning executive compensation. Additionally, the Compensation Committee engaged Blanchard Consulting Group in 2020 to provide a comprehensive executive compensation review. Blanchard Consulting Group is a national firm with an exclusive focus on the banking and financial services industry. Blanchard Consulting Group did not provide additional services other than compensation consulting to the Compensation Committee. The Compensation Committee conducted an assessment of potential conflicts of interest and independence issues for Blanchard Consulting Group and no conflicts of interest or independence issues relating to either Company’s services were identified by the Compensation Committee. The Compensation Committee and executive management utilized the Blanchard executive compensation report to assist with executive pay decisions during 2020 but did not solely rely on them.

The Role of Executive Officers with the Compensation Committee

The Company’s management provides information and input as requested by the Committee to facilitate decisions related to executive compensation. Annually, at the start of the year, the Chief Executive Officer develops proposed Company goals and objectives that are reviewed and approved by the Board of Directors. Performance measures for the incentive plan are derived from the Board approved goals.

Members of management may be asked to provide input relating to potential changes in compensation programs for review by the Committee. The CEO and Senior Vice President, Chief Human Resources Officer provide the Committee and other advisors with Company information related to the Committee needs.

The Committee occasionally requests members of executive management to be present at Committee meetings where executive compensation and Company or individual performance are discussed and evaluated. Executives provide insight, suggestions or recommendations regarding executive compensation; however, only Committee members vote on decisions regarding executive compensation.

The CEO reviews executive performance with the Committee and makes recommendations relating to executive compensation decisions. The Committee meets with the CEO to discuss his own performance and compensation package, but ultimately decisions regarding the CEO’s compensation are discussed and approved during Executive Session, when the CEO is not present. Decisions regarding other executives’ performance and compensation are made by the Committee considering recommendations from the CEO.

The Compensation Committee Assessment of Compensation Risk

The Company adheres to a conservative and balanced approach to risk. Management and the Board of Directors conduct regular reviews of the business to ensure it remains within appropriate regulatory guidelines and practice. In addition, the Company is periodically examined by the Federal Reserve Bank of Kansas City and the Kansas Office of the State Bank Commissioner.

During 2020, management continued to conduct risk assessments of the Company’s incentive plans. These risk assessments were presented to the Compensation Committee and concluded that the compensation programs provide appropriate balance across many performance measures, have controls on the range of payouts, allow Committee discretion in making awards and ultimately do not pose material risk to the Company. Going forward, the Company will continue to monitor and evolve its programs to ensure they are aligned with emerging regulations and best practices.

Peer Group for 2020 Compensation Decisions

Understanding the competitive landscape is a key element the Committee considers in setting program targets and making compensation decisions. The Committee relies on data and advice from its independent compensation consultant, including benchmarking data, best practices information and general education to members of the Committee as needed throughout the year.

A primary data source used in setting a competitive market for the NEOs is the information publicly disclosed by a custom peer group. Our current peer group consists of the below twenty-four banks, located in Colorado, Illinois, Iowa, Kansas, Minnesota, Missouri, South Dakota, and Texas. The peer group was selected based on geographic location and asset size and utilized as part of the Blanchard Consulting Group executive compensation review. The peer group was developed by Blanchard Consulting Group with input from the Company. At the time the peer group was compiled, the peer banks were between $2 billion and $8 billion in asset size. At December 31, 2020 the Company’s assets are approximately $4.1 billion.

Veritex Holdings, Inc.	Great Southern Bancorp, Inc.	HBT Financial, Inc.
Enterprise Financial Services Corp	Allegiance Bancshares, Inc.	South Plains Financial, Inc.
Southside Bancshares, Inc.	CrossFirst Bankshares, Inc.	Old Second Bancorp, Inc.
Meta Financial Group, Inc.	QCR Holdings, Inc.	West Bancorporation, Inc.
Midland States Bancorp, Inc.	MidWestOne Financial Group, Inc.	Spirit of Texas Bancshares, Inc.
National Bank Holdings Corporation	First Mid Bancshares, Inc.	Guaranty Bancshares, Inc.
Byline Bancorp, Inc.	CBTX, Inc.	Bridgewater Bancshares, Inc.
Triumph Bancorp, Inc.	Hills Bancorporation	Southern Missouri Bancorp, Inc.

Other Factors Affecting Executive Compensation

Employment Agreements

The Company has entered into employment agreements with all of its NEOs and certain other executive officers. All of these contracts reflect an initial three-year term which are automatically extended annually for a one-year period, with the exception of Mr. Elliott, CEO and Chairman of the Board, which automatically extends for a three-year period.

On April 30, 2020 the Company entered into an employment agreement with Mr. Newell. The initial term of the agreement is until April 30, 2023 and automatically extends annually for a one-year period.

The employment agreements include change in control provisions. The Company believes these agreements are necessary to preserve a stable executive team during the transition process related to a change in control, and appropriate to provide a level of financial security so that executives will remain focused on stockholders’ and customers’ interests in connection with a change in control.

The employment agreements of Messrs. Elliott, Kossover, Anderson, Reber and Ms. Huber each contains a change in control provision that provides for a payment to the executive if (i) his or her employment is terminated within twelve months after a change in control for any reason other than death, permanent incapacity or cause, or (ii) he or she resigns for any reason within twelve months after the change in control.

Mr. Newell’s employment agreement provides for payment of severance benefits in connection with a change in control upon a “double trigger” event. A “double trigger” event used in this context means that Mr. Newell is only entitled to change in control benefits if the executive’s employment is terminated without cause or the executive resigns for good reason within two years of a change in control.

If payments and benefits payable in connection with a change in control would be subject to the excise tax under Section 4999 of the Internal Revenue Code (the “Code”), the NEO will receive either (a) the payment reduced to the maximum amount that will not result in any excise tax under the Code Section 4999 being triggered or (b) the full payment, in which case, the NEO will be responsible for paying the excise tax, but only if this alternative leaves the NEO in a better after-tax position.

Clawback Policy

The Company has adopted a Clawback and Recoupment Rights Policy (the “Policy”), which would be triggered by any restatement of the financial statements or violation of provisions of applicable confidentiality, noncompetition, or non-solicitation obligations as agreed upon when receiving the performance-based incentive and equity compensation. The Policy covers performance-based incentive and equity compensation awarded when vesting, settlement or payment is contingent upon the achievement of a specified performance metric. Excess compensation, determined to be the amount of compensation that would not have been paid to the Executive Officer if the financial statements were correct at the time of the payment, would be subject to recoupment at the discretion of the Committee.

Equity Compensation Grant Practices

The Committee is solely responsible for the development of the schedule of equity awards made to our Chief Executive Officer and other NEOs. As a general matter, the Committee’s process is independent of any consideration of the timing of the release of material non-public information, including with respect to the determination of grant dates or stock option exercise prices. Similarly, we have never timed the release of material non-public information to affect the value of the executive compensation. In general, the release of such information reflects long-established timetables for the disclosure of material non-public information such as earnings reports or, with the respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure. The Committee’s decisions are reviewed by, and must be approved by, the Company’s full Board of Directors.

Stock Ownership Guidelines

In May 2019, the Company adopted stock ownership guidelines for outside directors. The guidelines require Board members to obtain and maintain beneficial ownership (by Company grant and through individual purchase) of $500,000 of value in the Company’s stock within five years of adopting the guidelines or initial election to the Board.

The Committee plans to consider stock ownership guidelines in 2021 to encourage select senior executive officers to hold meaningful ownership in Company stock and align their interests with those of our stockholders.

CEO Pay Ratio

The Company is making its disclosure of the CEO Pay Ratio, as required by Section 953(b) of the Dodd-Frank Wall Street reform and Consumer Protection Act and Item 402(u) of SEC Regulation S-K. We identified the median employee in 2020 by examining the Box 5 wages reported on the 2020 Form W-2 for all individuals, excluding the CEO, who received compensation during 2020 through December 31, 2020. This employee population included all full-time, part-time or seasonal employees as of December 31, 2020. Once we identified our median employee, we determined the annual total compensation of our median employee for 2020. We then calculated the CEO’s and median employee’s 2020 total compensation in a comparable manner to the CEO compensation provided in the Summary Compensation Table.

For 2020, the total compensation paid to the CEO was $2,016,870. The total of all compensation paid to the median employee was $41,125. The CEO pay to median employee pay was approximately 49:1.

The pay ratio identified above is a reasonable estimate calculated in a manner consistent with SEC rules. Pay ratios that are reported by our peers may not be directly comparable to ours because of differences in the composition of each company’s workforce, as well as the assumptions and methodologies used in calculated the ray ratio, as permitted by SEC rules.

Tax, Accounting and Other Considerations

The Compensation Committee (the “Committee”) considers the effects of tax and accounting treatments when it determines compensation. For example, under the Tax Cuts and Jobs Act enacted on December 22, 2017, generally compensation paid to applicable executive officers of publicly traded companies, in excess of $1 million, is disallowed from receiving a tax deduction (section 162(m)) of the Internal Revenue Code of 1986, as amended (the “Code”). In structuring the Company’s compensation programs and in determining executive compensation, the Committee takes into consideration the deductibility limit for compensation. Despite the loss of deductibility, the Company continues to commit to providing a significant portion of executive pay in performance-based components, consistent with its compensation philosophy. The Committee reserves the right, however, in the exercise of its business judgment, to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under Section 162(m) of the Code. If a change in control payment exceeds the limit for deductible payments under Section 280G of the Code the higher of (i) safe harbor amounts; or (ii) full payments after tax (i.e., “best of after-tax benefit”) will be paid to the NEO. For full payments, the NEO is responsible for paying the excise tax. The Committee takes into consideration the accounting effects of Financial Accounting Standard Board (FASB) Accounting Standards Codification (ASC) Topic 718 in determining vesting periods for stock options and restricted stock awards under the Equity Bancshares, Inc. Amended and Restated 2013 Stock Incentive Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed with Management the “Compensation Discussion and Analysis” disclosure appearing above in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, which incorporates by reference the disclosure contained in this Proxy Statement.

March 18, 2021

The Compensation Committee:

Jerry Maland, Chairman

Gary Allerheiligen

Randee Koger

SUMMARY COMPENSATION TABLE

The following table provides information regarding the compensation of our named executive officers for the years ended December 31, 2020, 2019 and 2018. Except as set forth in the notes to the table, all cash compensation for these executive officers was paid by Equity Bank, where each serves in the same capacity.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (2) ($)	Non-equity Incentive Plan Compensation ($)	All Other Compensation (3) ($)	Total ($)
Brad S. Elliott	2020	715,000	—	464,756	—	689,720	147,394	2,016,870
Chief Executive Officer and	2019	715,000	—	584,154	238,820	201,628	157,132	1,896,734
Chairman of the Board	2018	712,292	—	2,000,005	—	721,424	138,010	3,571,731

Eric R. Newell (4)	2020	234,792	50,000	199,996	—	195,072	42,821	722,681
Executive Vice President and
Chief Financial Officer

Craig L. Anderson (5)	2020	357,000	—	206,272	—	300,383	47,967	911,622
Executive Vice President and	2019	350,000	—	157,480	—	51,323	40,835	599,638
President of Equity Bank

Julie A. Huber (4)	2020	275,000	40,000	112,517	—	176,851	34,962	639,330
Executive Vice President
Strategic Initiatives

Gregory H. Kossover	2020	400,000	—	220,009	—	364,403	57,208	1,041,620
Executive Vice President, Chief Operating Officer and	2019	400,000	—	286,781	133,606	112,799	54,543	987,729
Director	2018	351,290	7,500	1,499,986	—	408,336	55,398	2,322,510

Brett A. Reber (4)	2020	275,000	—	123,741	—	152,083	30,988	581,812
Executive Vice President and
General Counsel

(1)

These amounts represent the aggregate grant-date fair value of time and performance based restricted stock unit awards, determined in accordance with FASB ASC Topic 718. The grant-date fair value of restricted stock units is determined by the closing price of the Company’s stock on the date of grant. See Note 19 to the consolidated financial statements for the year ended December 31, 2020.

(2)

These amounts represent the aggregate grant-date fair value of stock option awards, determined in accordance with FASB ASC Topic 718. See Note 19 to the consolidated financial statements for the year ended December 31, 2020 for a discussion of the associated assumptions used in the valuation of stock-option awards.

(3)	See table below summarizing the components of ‘All Other Compensation.’
(4)	Executive was not a NEO prior to 2020.
(5)	Executive was not a NEO prior to 2019.

ALL OTHER COMPENSATION TABLE

The following table provides a detailed summary of the ‘All Other Compensation’ column included within the above Summary Compensation Table.

Name and Principal Position	Year	401(k) Match	Life Insurance	Use of Company Vehicle	Use of Company Aircraft	Club Dues	Moving Expense	Director Fees
Brad S. Elliott	2020	$10,800	$100,690	$24,171	$—	$11,733	$—	$—
Chief Executive Officer and	2019	10,800	100,690	11,369	16,195	18,078	—	—
Chairman of the Board	2018	10,800	84,340	25,685	—	17,185	—	—

Eric R. Newell	2020	—	175	—	—	7,482	35,164	—
Executive Vice President and
Chief Financial Officer

Name and Principal Position	Year	401(k) Match	Life Insurance	Use of Company Vehicle	Use of Company Aircraft	Club Dues	Moving Expense	Director Fees
Craig L. Anderson	2020	$10,800	$1,980	$16,301	$2,402	$16,484	$—	$—
Executive Vice President and	2019	10,800	1,980	11,600	—	16,455	—	—
President of Equity Bank

Julie A. Huber	2020	10,800	690	18,161	—	5,311	—	—
Executive Vice President
Strategic Initiatives

Gregory H. Kossover	2020	10,800	1,290	—	301	12,817	—	32,000
Executive Vice President, Chief	2019	10,800	1,290	—	295	10,158	—	32,000
Operating Officer and Director	2018	10,800	1,290	—	—	11,308	—	32,000

Brett A. Reber	2020	10,800	1,980	12,371	—	5,837	—	—
Executive Vice President and
General Counsel

GRANTS OF PLAN-BASED AWARDS TABLE

The following table shows the plan-based awards granted during the year ended December 31, 2020 to each of our named executive officers:

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name and Principal Position	Award Description		Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	Grant Date Fair Value ($)
Brad S. Elliott	EIP			429,000	536,250	697,125
	RSU		2/7/2020	—	—	—	—	8,323	—	232,378
Chief Executive Officer and	PSU	(1)	2/7/2020	—	—	—	2,081	4,162	6,242	116,203
Chairman of the Board	PSU	(2)	2/7/2020	—	—	—	2,081	4,161	6,242	116,175

Eric R. Newell(3)	EIP			182,000	227,500	295,750
	RSU	(4)	5/15/2020	—	—	—	—	14,577	—	199,996
Executive Vice President and	PSU	(1)	2/7/2020	—	—	—	—	—	—	—
Chief Financial Officer	PSU	(2)	2/7/2020	—	—	—	—	—	—	—

Craig L. Anderson	EIP			162,435	232,050	301,665
	RSU		2/7/2020	—	—	—	—	3,694	—	103,136
Executive Vice President and	PSU	(1)	2/7/2020	—	—	—	924	1,847	2,771	51,568
President of Equity Bank	PSU	(2)	2/7/2020	—	—	—	924	1,847	2,771	51,568

Julie A. Huber	EIP			96,250	137,500	178,750
	RSU		2/7/2020	—	—	—	—	2,015	—	56,259
Executive Vice President	PSU	(1)	2/7/2020	—	—	—	504	1,008	1,511	28,143
Strategic Initiatives	PSU	(2)	2/7/2020	—	—	—	504	1,007	1,511	28,115

Gregory H. Kossover	EIP			226,667	283,333	368,333
	RSU		2/7/2020	—	—	—	—	3,940	—	110,005
Executive Vice President, Chief	PSU	(1)	2/7/2020	—	—	—	985	1,970	2,955	55,002
Operating Officer and Director	PSU	(2)	2/7/2020	—	—	—	985	1,970	2,955	55,002

Brett A. Reber	EIP			86,625	123,750	160,875
	RSU		2/7/2020	—	—	—	—	2,216	—	61,871
Executive Vice President and	PSU	(1)	2/7/2020	—	—	—	554	1,108	1,662	30,935
General Counsel	PSU	(2)	2/7/2020	—	—	—	554	1,108	1,662	30,935

(1)

The PSUs vest on the third anniversary of the grant date subject to meeting the Adjusted Earnings Per Share performance criteria as described in detail in the Compensation Discussion and Analysis section of this document.

(2)

The PSUs vest on the third anniversary of the grant date subject to meeting the Total Stockholder Return performance criteria as described in detail in the Compensation Discussion and Analysis section of this document.

(3)	Executive joined the Company during 2020, therefore he was not eligible for current year compensation plan grants.
(4)

Time Based restricted stock grant issued upon hiring in 2020. The grant vests annually over a 5 year period beginning on May 15th, 2021, subject to the executive’s continued employment with the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information relating to outstanding equity awards held by the named executive officers as of December 31, 2020:

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (12)
Brad S. Elliott	150,000	—		—	12.00	12/31/2021
	30,000	—		—	13.00	8/25/2024
	40,665	—		—	14.25	12/31/2024
	32,643	—		—	21.21	1/28/2026
	16,853	—		—	33.50	2/17/2027
	17,593	16,584	(1)	—	32.29	2/12/2029
							6,768	(3)	146,121
							27,071	(4)	584,463
							6,626	(5)	143,055
							7,174	(6)	154,887
							8,323	(10)	179,694
							8,323	(11)	179,694
Eric R. Newell	—	—		—	—	—
							14,577	(9)	314,717
Craig L. Anderson	—	—		—	—	—
							762	(7)	16,452
							2,286	(4)	49,355
							1,621	(5)	34,997
							2,431	(6)	52,485
							3,694	(10)	79,753
							3,694	(11)	79,753
Julie A. Huber	2,000	—		—	14.25	12/31/2023
	7,500	—		—	23.39	12/31/2024
	4,500	3,000	(2)	—	33.15	01/30/2027
							1,071	(8)	23,123
							1,158	(5)	25,001
							1,737	(6)	37,502
							2,015	(10)	43,504
							2,015	(11)	43,504
Gregory H. Kossover	9,750	—		—	13.00	12/31/2023
	20,464	—		—	14.25	12/31/2024
	7,849	—		—	23.39	12/31/2025
	20,000			—	23.39	12/31/2025
	10,533			—	33.50	2/17/2027
	9,055	—		—	35.06	12/28/2027
	9,842	9,278	(1)	—	32.29	2/12/2029
							5,076	(3)	109,591
							20,303	(4)	438,342
							3,295	(5)	71,139
							3,396	(6)	73,320
							3,940	(10)	85,065
							3,940	(11)	85,065

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Brett A. Reber	—	—	—	—	—
						637	(5)	27,484
						1,910	(6)	41,237
						2,216	(10)	47,843
						2,216	(11)	47,843

(1)

Represents time-based options granted on February 12, 2019. A portion of the options vested at grant. The remaining options vest in three equal annual installments on the anniversary of the grant date, subject to the continued employment of the executive.

(2)	Represents time-based options granted on January 30, 2017. One-fifth of the options vest on each anniversary of the grant date, subject to the continued employment of the executive.
(3)

Represents restricted stock units granted on February 28, 2018. A portion of the units vested on the grant date. The remaining units vest in three equal annual installments beginning on February 28, 2019, subject to the continued employment of the executive.

(4)	Represents restricted stock units granted on February 28, 2018. Cliff vesting of these units will occur on February 28, 2021 if certain criteria are met during the performance period.
(5)

Represents restricted stock units granted on February 7, 2019. A portion of the units vested on the grant date. The remaining units vest in three equal annual installments beginning on February 7, 2020, subject to the continued employment of the executive.

(6)	Represents restricted stock units granted on February 7, 2019. Cliff vesting of these units will occur on February 7, 2022 if certain criteria are met during the performance period.
(7)	Represents restricted stock units granted on May 1, 2018. The units vest in three equal annual installments beginning on May 1, 2019, subject to the continued employment of the executive.
(8)	Represents restricted stock units granted on February 20, 2018. The units vest in five equal annual installments beginning on February 20, 2019, subject to the continued employment of the executive.
(9)	Represents restricted stock units granted on May 15, 2020. The units vest in five equal annual installments beginning on May 15, 2021, subject to the continued employment of the executive.
(10)	Represents restricted stock units granted on February 7, 2020. The units vest in three equal annual installments beginning on February 7, 2021, subject to the continued employment of the executive.
(11)	Represents restricted stock units granted on February 7, 2020. Cliff vesting of these units will occur on February 7, 2023 if certain criteria are met during the performance period.
(12)	Market values based on the Company’s closing stock price of $21.59 as of December 31, 2020.

OPTION EXERCISES AND STOCK VESTED SUMMARY TABLE

The following table provides information about shares received upon vesting during the year ended December 31, 2020(1):

Name and Principal Position	Shares Received Upon Vesting (#)	Value Realized Upon Vesting ($)
Brad S. Elliott	10,578	$283,722
Eric R. Newell	—	—
Craig L. Anderson	1,572	36,202
Julie A. Huber	936	26,255
Greg H. Kossover	7,033	187,661
Brett A. Reber	637	17,785

(1)	No stock options were exercised by the named executive officers during the year.

POTENTIAL PAYMENTS AS A RESULT OF TERMINATION OF CHANGE-IN-CONTROL

As discussed under “Other Factors Affecting Executive Compensation,” on page 38, we have entered into employment agreements, which include change of control provisions, with each of our named executive officers (collectively, the “agreements”). The agreements are designed to promote stability and continuity of our senior executive management. Current agreements to the named executive officers, with the exception of Mr. Newell, are single trigger contracts. Mr. Newell’s agreement includes a “double trigger” structure which provides that the executive officer will not receive a “change of control” payment unless both (i) a change in control occurs and (ii) the executive’s employment terminates involuntarily for reasons other than for cause or voluntarily for good reason within 12 months, in either case following the change in control.

Under the agreements, a change of control will be deemed to have occurred if:

1.

Any person, entity or a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of the Company or Equity Bank (“Bank”) securities possessing 50% or more of:

•	the then outstanding shares of the Company or the Bank;

•	the combined voting power of the Company’s or the Bank’s then outstanding securities; or

•	the fair market value of all of the Company’s or the Bank’s the outstanding securities.

Provided the person, entity or group did not previously own 50% or more of the applicable metric above.

2.

The majority of the members of the Board of Directors of the Company is replaced during any 24-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of the Company prior to the date of the appointment or election.

3.	The consummation of a merger or consolidation of the Company or the Bank with any other entity other than:

•

a merger or consolidation which would result in the voting securities of the Company or the Bank outstanding immediately prior to such merger or consolidation continuing to represent 50% or more of the combined voting power of the voting securities of the Company or the Bank or such surviving entity or any parent hereof outstanding immediately after such merger or consolidation; or

•

a Merger or consolidation effected to implement a recapitalization of the Company or the Bank in which no person, entity or group is or becomes the beneficial owner, directly or indirectly, of securities of the Company or the Bank representing 50% or more of the ownership interests summarized under ‘1’ above.

4.	Any sale of all, or substantially all, of the assets of the Company or the Bank.

A change-in-control termination under the Mr. Newell’s agreement requires that within 12 months following a change in control: (i) the executive’s employment is terminated other than for cause; (ii) the agreement is not renewed by the Bank’s successor; or (iii) the executive terminates employment for “good reason.” Termination for “good reason” means that the executive has terminated employment because the executive’s compensation has been reduced, or the executive’s job duties have been materially changed or the executive’s principal place of employment has changed by more than 30 miles. If the circumstances that create the “good reason” are resolved within 30 days following notice being provided, a “good reason” termination is generally not available.

The agreements generally require that the executive not disclose or use confidential information of the Company both during and after the conclusion of the executive’s employment, and not solicit employees of the Company or the Bank and/or not compete with the Company or the Bank during the term of the agreement and during the associated restricted period under the agreement.

Each of the agreements includes a continuation multiple which is used to calculate potential payments under the agreement as follows:

Name and Principal Position	Continuation Multiple
Brad S. Elliott	2.99
Eric R. Newell	2.99
Craig L. Anderson	1.00
Julie A. Huber	2.99
Greg H. Kossover	2.99
Brett A. Reber	1.00

In the event an executive experiences a termination that qualifies after a change in control, compensation and benefits under the agreements include: (1) payment of the sum of the base salary and annual cash incentive for the most recent calendar year ending before the date of the change in control multiplied by the continuation multiple; and (2) the immediate vesting of all stock options, restricted shares and RSUs.

The agreements also include a provision that limits change-in-control payments to executives in order to eliminate any potential excise taxes under Section 4999 of the Internal Revenue Code. In the event the calculated payment exceeds the Section 280G limit, the benefits will be reduced to an amount below the limit.

The following table includes the amount of compensation payable to each of the NEOs upon a termination of employment under certain circumstances as of December 31, 2020:

Name and Principal Position	Benefit	Term Without Cause / Good Reason	Change in Control	Death or Disability
Brad S. Elliott	Compensation Continuation	$715,000	$3,741,238	$—
Chief Executive Officer and	Equity Award Vesting (1,2)	1,387,913	1,387,913	1,387,913
Chairman of the Board

Eric R. Newell	Compensation Continuation	577,500	1,726,725	—
Executive Vice President and	Equity Award Vesting (1,2)	314,717	314,717	314,717
Chief Financial Officer

Craig L. Anderson	Compensation Continuation	577,500	577,500	—
Executive Vice President and	Equity Award Vesting (1,2)	312,796	312,796	312,796
President of Equity Bank

Julie A. Huber	Compensation Continuation	275,000	1,233,375	—
Executive Vice President	Equity Award Vesting (1,2)	172,634	172,634	172,634
Strategic Initiatives

Gregory H. Kossover	Compensation Continuation	400,000	1,973,400	—
Executive Vice President,	Equity Award Vesting (1,2)	862,521	862,521	862,521
Chief Operating Officer and Director

Brett A. Reber	Compensation Continuation	275,000	398,750	—
Executive Vice President and	Equity Award Vesting (1,2)	164,408	164,408	164,408
General Counsel

(1)

Equity awards are subject to pro-rata vesting in the event of death, disability, termination without cause, or termination for good reason of the named executive. The value reflected within the table is the maximum number of shares under these scenarios at the Target vesting threshold.

(2)	All values are based on the market price of the Company’s stock as of December 31, 2020, or $21.59.
(3)

Each of the employee agreements include a provision that limits change-in-control payments to executives in order to eliminate any excise taxes under section 4999 of the Internal Revenue Code. In the event the calculated payment exceeds the Section 280(G) limit, the benefits will be reduced to a level below that threshold.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

ORDINARY BANKING RELATIONSHIPS

Some of our officers, directors and principal stockholders and their affiliates are customers of Equity Bank. Such officers, directors and principal stockholders and their affiliates have had transactions in the ordinary course of business with us, including borrowings, all of which were effected on substantially the same terms and conditions, including interest rate and collateral, as those prevailing from time to time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectability or other unfavorable features. We expect to continue to have such transactions on similar terms and conditions with such officers, directors and stockholders and their affiliates in the future.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by Equity Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by Equity Bank to its executive officers, directors and principal stockholders). We have adopted policies to comply with these regulatory requirements and restrictions.

We have adopted a related person transaction policy in order to comply with all applicable requirements of the SEC and the NASDAQ concerning related party transactions. Related party transactions will be referred for approval or ratification to our Audit Committee. In determining whether to approve a related party transaction, our Audit Committee will consider, among other factors, the related party’s relationship to the Company, the nature of the proposed transaction, the nature of the related party’s direct or indirect interest in the transaction, and the related party’s relationship to or ownership interest in any other party to, or which has an interest in the transaction. A copy of this policy and our Audit Committee charter are available on our corporate website at investor.equitybank.com.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Class A Common Stock as of March 1, 2020 subject to certain assumptions set forth in the footnotes for:

•	each person known by us to be the beneficial owner of 5% or more of our outstanding Class A Common Stock;

•	each of our directors and nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within sixty (60) days after such date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement.

Each share of Class A Common Stock is entitled to one vote on matters on which holders of Class A Common Stock are eligible to vote. The Company’s Class B Common Stock has no voting rights, and no shares of the Company’s Class B Common Stock are currently outstanding.

Unless otherwise noted, the address for each stockholder listed on the table below is: c/o Equity Bancshares, Inc., 7701 East Kellogg Drive, Suite 300, Wichita, Kansas 67207.

	Class A Common Stock
Name of Beneficial Owner (1)	Number	Percentage (21)
5% Stockholders:
Entities affiliated with T. Rowe Price Associates, Inc (2)	1,420,929	9.5%
Entities affiliated with Black Rock, Inc. (3)	1,140,630	7.6%
Entities affiliated with Dimensional Fund Advisors LP (4)	755,648	5.0%
Entities affiliated with The Vanguard Group (5)	743,533	5.0%

Directors, Nominees and Named Executive Officers:
Brad S. Elliott (6)	553,104	3.7%
Eric R. Newell (7)	500	*
Craig L. Anderson (8)	11,369	*
Julie A. Huber (9)	61,847	*
Gregory H. Kossover (10)	184,628	1.2%
Gary C. Allerheiligen (11)	46,030	*
L. James Berglund (12)	45,429	*
Junetta M. Everett (13)	1,967	*
Gregory L. Gaeddert (14)	45,046	*
Benjamen M. Hutton (15)	11,967	*
R. Renee Koger (16)	66,335	*
Jerry P. Maland (17)	138,398	*
Shawn D. Penner (18)	132,040	*
Harvey R. Sorensen (19)	85,075	*
All Directors, Nominees and Executive Officers as a Group (21 Persons) (20)	1,488,501	9.9%

*	Indicates less than 1%
1)	All references are to shares of the Company’s Class A Common Stock.

2)

Based on a Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 16, 2021, which reported that it is the beneficial owner of 1,420,929 shares and that it has sole voting power with respect to 305,347 of such shares, shared voting power with respect to none of such shares, sole disposition power with respect to 1,420,929 of such shares and shared disposition power with respect to none of such shares. The address for T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, MD 21202.

3)

Based on a Schedule 13G filed by Black Rock, Inc. with the SEC on February 7, 2021, which reported that it is the beneficial owner of 1,140,630 shares and that it has sole voting power with respect to 1,110,144 of such shares, shared voting power with respect to none of such shares, sole disposition power with respect to 1,140,630 of such shares and shared disposition power with respect to none of such shares. The address for Black Rock, Inc. is 55 East 52nd Street, New York, NY 10055.

4)

Based on a Schedule 13G filed by Dimensional Fund Advisors LP with the SEC on February 16, 2021, which reported that it is the beneficial owner of 755,648 shares and that it has sole voting power with respect to 713,591 of such shares, shared voting power with respect to none of such shares, sole disposition power with respect to 755,648 of such shares and shared disposition power with respect to none of such shares. The address for Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.

5)

Based on a Schedule 13G filed by The Vanguard Group with the SEC on February 8, 2021, which reported that it is the beneficial owner of 743,533 shares and that it has sole voting power with respect to none of such shares, shared voting power with respect to 9,836 of such shares, sole disposition power with respect to 730,282 of such shares and shared disposition power with respect to 13,251 of such shares. The address for The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.

6)

Includes (i) 60,226 shares held of record by Mr. Elliott, (ii) 3,500 shares held in Mr. Elliott’s individual retirement account, (iii) 9,615 shares held of record by Equity Holdings, LLC of which Mr. Elliott is the managing member, (iv) 172,551 shares held of record by Elliott Legacy, LLC of which Mr. Elliott is the managing member (v) 296,046 shares issuable upon the exercise of options exercisable within 60 days and (vi) 11,166 vested restricted shares issuable within 60 days. Mr. Elliott has pledged 22,654 shares of his Equity common stock as security for certain obligations.

7)	Includes 500 shares held of record by Mr. Newell.
8)

Includes (i) 6,927 shares held of record by Mr. Anderson, (ii) 3,500 shares held by the Craig L. Anderson Trust of which Mr. Anderson is the trustee and (iii) 942 vested restricted shares issuable within 60 days.

9)

Includes (i) 26,612 shares held of record by Ms. Huber, (ii) 19,700 shares held jointly of record by Ms. Huber and her spouse, (iii) 35 shares held of record by Ms. Huber’s son, and (iv) 15,500 shares issuable upon the exercise of options within 60 days.

10)

Includes (i) 55,500 shares held of record by the Gregory H. Kossover Revocable Trust of which Mr. Kossover serves as the trustee, (ii) 28,622 shares held of record by Mr. Kossover, (iii) 92,132 shares issuable upon the exercise of options exercisable within 60 days and (iv) 8,374 vested restricted shares issuable within 60 days.

11)

Includes (i) 13,750 shares held of record in Mr. Allerheiligen’s individual retirement account, (ii) 13,027 shares held of record by the Gary C. Allerheiligen Living Trust DTD 1-5-2006 of which Mr. Allerheiligen serves as trustee, and (iii) 19,253 shares issuable upon the exercise of options exercisable within 60 days.

12)

Includes (i) 3,105 shares held of record by Mr. Berglund, (ii) 10,000 shares held of record by the L. James Berglund Revocable Trust of which Mr. Berglund serves as the trustee, (iii) 8,000 shares held of record by the Deana K. Berglund Revocable Trust of which Mr. Berglund’s spouse serves as the trustee, (iv) 9,500 shares jointly held of record by James and Kay Berglund, and (v) 14,824 shares issuable upon the exercise of options exercisable within 60 days.

13)	Includes 1,967 shares held of record by Ms. Everett.
14)

Includes (i) 9,644 shares held of record by Mr. Gaeddert, (ii) 3,000 shares held of record by Mr. Gaeddert’s simplified employee pension account (iii) 2,299 shares held of record by the Gregory L. and Terry S. Gaeddert Family Trust of which Mr. Gaeddert is a trustee, (iv) 18,000 shares held of record by D&G Investments, LLC of which Mr. Gaeddert is the managing member, and (v) 12,103 shares issuable upon the exercise of options within 60 days.

15)	Includes 11,967 shares held of record by Mr. Hutton.
16)	Includes (i) 47,190 shares of stock held of record by Ms. Koger, and (ii) 19,145 shares issuable upon the exercise of options within 60 days.
17)

Includes (i) 3,105 shares held of record by Mr. Maland, (ii) 18,250 shares held of record in Mr. Maland’s individual retirement account, (iii) 111,089 shares held of record by the Jerry Paul Maland & Jane Lou Maland Living Revocable Trust DTD 9-21-99 of which Mr. Maland and his spouse serve as co-trustees, and (iv) 5,954 shares held of record by Mr. Maland’s spouse.

18)

Includes (i) 3,105 shares held of record by Mr. Penner, (ii) 128,895 shares jointly held of record by Mr. Penner and his spouse, and (iii) 40 shares held of record by Mr. Penner’s son. Mr. Penner has pledged 124,469 shares as security for certain obligations.

19)

Includes (i) 3,105 shares held of record by Mr. Sorensen, (ii) 35,018 shares held of record by Blau Investment Co., LLC of which Mr. Sorensen’s spouse serves as President, (iii) 10,175 shares held of record by Mr. Sorensen’s individual retirement account, (iv) 2,944 shares held of record by Mr. Sorensen’s spouse’s individual retirement account, (v) 2,520 shares jointly held of record by Mr. Sorensen and his spouse, (vi) 320 shares held in trusts for the benefit of Mr. Sorensen’s grandchildren of which Mr. Sorensen serves as trustee, and (vii) 30,993 shares issuable upon the exercise of options exercisable within 60 days. Blau Investment Co., LLC has pledged 35,018 shares as security for certain obligations.

20)

Includes 543,872 shares issuable upon the exercise of options and 20,482 restricted shares issuable upon vesting within 60 days by such group. Individuals in this group have separately pledged a total of 207,388 shares as security for certain obligations of such individuals.

21)

Based on 14,446,729 shares of the Company’s Class A Common Stock outstanding as of March 1, 2020, plus the number of shares issuable to such individual (or group of individuals) upon the exercise of stock options or vesting of restricted shares within 60 days.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the SEC. Such persons are required by the SEC’s regulations to furnish us with copies of all Section 16 forms they file.

Based solely on our review of the copies of such reports furnished to us and representations from certain reporting persons that they have complied with the applicable filing requirements, we believe that during the year ended December 31, 2020, all Section 16(a) reporting requirements applicable to its officers, directors and greater than 10% stockholders were complied with.

ITEM FOUR: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Crowe LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021. Crowe LLP has audited the Company’s financial statements since 2008. The audit of the Company’s annual consolidated financial statements for the year ended December 31, 2020 was completed by Crowe LLP on March 9, 2021.

The Board is submitting the selection of Crowe LLP for ratification at the Annual Meeting. The submission of this matter for ratification by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Crowe LLP, the Audit Committee will reconsider, but will not be required to rescind, the selection of that firm as the Company’s independent registered public accounting firm. Representatives of Crowe LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The Audit Committee has the authority and responsibility to retain, evaluate and replace the Company’s independent registered public accounting firm at any time. The stockholders’ ratification of the appointment of Crowe LLP does not limit this authority of the Audit Committee.

VOTE REQUIRED

The ratification of Crowe LLP’s appointment as the Company’s independent registered public accounting firm will require the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting. Any abstentions will have the effect of a vote against the proposals to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm. Since the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with this proposal.

RECOMMENDATION OF THE BOARD

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF CROWE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2021.

AUDIT MATTERS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

AUDIT COMMITTEE REPORT

In accordance with its charter adopted by the Company’s Board, the Company’s Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. While the Audit Committee has the responsibilities and powers set forth in its charter, and the Company’s management and the independent registered public accounting firm are accountable to the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable laws, rules and regulations.

In performing its oversight role, the Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s management and independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee has received the written disclosures and the written statement from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining the independent registered public accounting firm’s independence and has discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions described in this Audit Committee Report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to herein and in its charter, the Audit Committee recommended to the Board that the Company’s audited financial statements for the year ended December 31, 2020 be included in the Form 10-K, which was filed with the SEC on March 9, 2021. The Audit Committee also selected Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by the Company’s management and independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that (i) the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, (ii) the Company’s financial statements are presented in accordance with generally accepted accounting principles, or (iii) Crowe LLP is, in fact, independent.

Members of the Audit Committee:

Gary C. Allerheiligen (Chairman)

Gregory L. Gaeddert

Harvey R. Sorensen

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee will consider, on a case-by-case basis, and approve, if appropriate, all audit and permissible non-audit services to be provided by our independent registered public accounting firm. Pre-approval of such services is required unless a “de minimis” exception is met. To qualify for the “de minimis” exception, the aggregate amount of all such services provided to us must constitute not more than five percent of the total amount of revenues paid by us to our independent registered public accounting firm during the fiscal year in which the non-audit services are provided; such services were not recognized by us at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee prior to the completion of the audit or by one or more members of the Audit Committee to whom authority to grant such approval has been delegated by the Audit Committee.

FEES AND SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The table below sets forth the aggregate fees and expenses billed by Crowe LLP, the Company’s independent registered public accounting firm, for the fiscal years ended December 31, 2020 and 2019:

	For the Years Ended December 31,
	2020	2019
Audit Fees (1)	$913,526	$858,040
Audit Related Fees (2)	84,348	19,110
Tax Fees (3)	—	5,508
All Other Fees	—	—
Total	$997,874	$882,658

(1)

Includes professional services for the audit of our annual financial statements, reviews of the financial statements included in our Form 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to acquisition-related and other stock registration filings in the years ended December 31, 2020 and 2019, respectively.

(3)	Includes fees associated with services provided by Crowe tax personnel related to tax accounting matters.

The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining Crowe LLP’s independence and has concluded that it is consistent.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

Any stockholder desiring to present a stockholder proposal at the Company’s 2022 Annual Meeting of Stockholders and to have the proposal included in the Company’s related proxy statement pursuant to Rule 14a-8 of the Exchange Act must send the proposal to: Secretary, Equity Bancshares, Inc., 7701 East Kellogg Drive, Suite 300 Wichita, Kansas 67207, so that it is received no later than November 18, 2021. All such proposals should be in compliance with SEC rules and regulations. The Company will only include in its proxy materials those stockholder proposals that it receives before the deadline and that are proper for stockholder action.

In addition, our Articles provide that only such business which is properly brought before a meeting of the stockholders will be conducted. For business to be properly brought before a meeting or nominations of persons for election to the Board to be properly made at a meeting by a stockholder, notice must be received by the Secretary of the Company at our offices no less than one hundred twenty (120) days prior to the day corresponding to the date on which the Company released its proxy statement in connection with the previous year’s annual meeting; provided, however, that if the date of the annual meeting has been changed by more than thirty (30) days from the date of the previous year’s annual meeting, such notice must be received by the Secretary a reasonable time prior to the time at which notice of such meeting is delivered to the stockholders. Such notice to us must also provide certain information set forth in the Company’s Articles. A copy of our Articles may be obtained upon written request to the Secretary of the Company or by visiting our corporate website at investor.equitybank.com.

ANNUAL REPORT ON FORM 10-K

We will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC, to any stockholder upon written request to Investor Relations, Equity Bancshares, Inc., 7701 East Kellogg Drive, Suite 300 Wichita, Kansas 67207.

Our Annual Report on Form 10-K, including consolidated financial statements and related notes, for the fiscal year ended December 31, 2020, as filed with the SEC, accompanies but does not constitute part of this Proxy Statement.

OTHER MATTERS

The Board does not intend to bring any other matter before the Annual Meeting and does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matter does properly come before the Annual Meeting or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet, Smartphone or Tablet – QUICK « « « EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

EQUITY BANCSHARES, INC.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 10:59 p.m., Central Time, on April 26, 2021.

INTERNET www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
MOBILE VOTING On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  ▲

PROXY - EQUITY BANCSHARES, INC.	Please mark your votes like this	X
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL 1, “FOR” PROPOSAL 2 AND 4, AND FOR “ONE YEAR” IN PROPOSAL 3.

1. Election of Directors	FOR	AGAINST	ABSTAIN
(1) Kevin E. Cook	☐	☐	☐
(2) Brad S. Elliott	☐	☐	☐
(3) Junetta M. Everett	☐	☐	☐
(4 Gregory H. Kossover	☐	☐	☐

2. Advisory vote to approve the compensation paid to the Company’s named executive officers.		FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Advisory vote to approve the frequency of future advisory votes on the compensation of the Company’s named executive officers.	ONE YEAR ☐	TWO YEARS ☐	THREE YEARS ☐	ABSTAIN ☐

4. Ratification of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Mark here if you plan to attend the meeting.	☐

CONTROL NUMBER

Signature	Signature, if held jointly	Date	, 2021

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials

for the Stockholders Meeting to be held April 27, 2021

The Notice of 2021 Annual Meeting, 2021 Proxy Statement

and our 2020 Annual Report to Stockholders are available at

investor.equitybank.com.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

EQUITY BANCSHARES, INC.

Annual Meeting of Stockholders

April 27, 2021, 4:00 p.m., Central Time

The 2021 Annual Meeting of Stockholders of Equity Bancshares, Inc. will be held on April 27, 2021 at 4:00 p.m., Central Time, at Wichita Country Club, 8501 E. 13th Street North, Wichita, Kansas 67206.

The undersigned appoints Brad S. Elliott and Eric R. Newell, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of Class A common stock, par value $0.01 per share, of Equity Bancshares, Inc. held of record by the undersigned at the close of business on March 1, 2021 at the Annual Meeting of Stockholders of Equity Bancshares, Inc. to be held on April 27, 2021, or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 , “FOR” PROPOSAL 2 AND 4, AND FOR “ONE YEAR” IN PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is voted at the Annual Meeting.

(Continued, and to be marked, dated and signed, on the other side)